UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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PHYSICIANS REALTY TRUST
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 18, 2019

To the Shareholders of Physicians Realty Trust:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Physicians Realty Trust to be held on Tuesday, April 30, 2019 at 3:00 p.m., Central Daylight Time, at the Black Swan located at 309 N. Water Street, Suite 110, Milwaukee, Wisconsin 53202.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The proxy statement provides information about Physicians Realty Trust in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your common shares will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card by following the instructions included in the proxy statement. All shareholders who attend the meeting may be required to present valid picture identification, such as a driver’s license or a passport. We hope you are able to join us on April 30.

Sincerely,

Governor Tommy G. Thompson
Chairman of the Board

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked. Please note, however, that if your common shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a legal proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES

Physicians Realty Trust
309 N. Water Street
Suite 500
Milwaukee, Wisconsin 53202

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Physicians Realty Trust:

Notice is hereby given that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), will be held on Tuesday, April 30, 2019 at 3:00 p.m., Central Daylight Time, at the Black Swan located at 309 N. Water Street, Suite 110, Milwaukee, Wisconsin 53202. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

1.	The election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	A non-binding advisory proposal to approve the compensation paid by the Company to the Company’s named executive officers.

4.	To approve the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan.

5.	The transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
The preceding items of business are more fully described in the Proxy Statement accompanying this Notice of the Annual Meeting. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

The Board of Trustees has fixed the close of business on February 25, 2019 as the record date for identifying those shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. On or about March 18, 2019 the Company mailed or made available on the Internet this Notice, the Proxy Statement and the Company’s 2018 Annual Report to shareholders.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote as soon as possible. For specific instructions on how to vote your common shares, please refer to the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting.”

All shareholders are cordially invited to attend the Annual Meeting in person. If, as of the close of business on the record date, your common shares were registered directly in your name, then you received this Proxy Statement by regular mail and you may authorize a proxy to cast your vote by mail by following the instructions on the enclosed proxy card. If, as of the close of business on the record date, your common shares were not held directly in your name but rather were held in an account with a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of common shares held in “street name,” and a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials on the Internet was sent to you by that intermediary. You may authorize a proxy to cast your vote by mail, the telephone or over the Internet by following the instructions in the Notice.

Thank you for your ongoing support of Physicians Realty Trust.

By Order of the Board of Trustees of Physicians Realty Trust

John T. Thomas
Chief Executive Officer, President and Trustee

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2019

Our Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2018 Annual Report
are available on the following website: www.investorvote.com/DOC

Physicians Realty Trust
309 N. Water Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 367-5600

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

The Board of Trustees (“Board”) of Physicians Realty Trust, a Maryland real estate investment trust (“we,” “us,” “Physicians Realty” or the “Company”), is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Black Swan located at 309 N. Water Street, Suite 110, Milwaukee, Wisconsin 53202 on Tuesday, April 30, 2019 at 3:00 p.m., Central Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

This proxy statement and the accompanying Notice and Form of Proxy are first being mailed or made available on the Internet to shareholders on or about March 18, 2019.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

How is the Company distributing proxy materials?

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2019

Our Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2018 Annual Report
are available on the following website: www.investorvote.com/DOC

In accordance with Securities and Exchange Commission (the “SEC”) rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to our shareholders over the Internet and we have instructed brokers, banks and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in “street name” (other than those beneficial shareholders who previously requested printed copy delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online (the “Notice”).

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or on-going basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials.

In addition to this proxy statement, our proxy materials include our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”). Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the Investor Relations section of our website (www.docreit.com) under the tab “SEC Filings.” The information included in our website is not incorporated herein by reference.

What proposals will be voted on at the Annual Meeting?

Four proposals will be voted on at the Annual Meeting:

•	The election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

•	The approval on a non-binding advisory basis of the compensation paid to the Company’s named executive officers; and

•	The approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote:

•	“FOR” the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

•	“FOR” the non-binding advisory approval of executive compensation (Proposal 3); and

•	“FOR” the approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan (Proposal 4).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, John T. Thomas, Jeffrey N. Theiler and John W. Lucey, or any of them, will have discretion to vote on those matters in accordance with his or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?

Shareholders of record at the close of business on February 25, 2019 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were 182,417,778 of our common shares and 5,178,291 of our OP Units not held by the Company outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed under “What vote is required to approve each item?”) are counted for the purpose of determining the presence of a quorum.

What is the difference between holding shares as a registered shareholder and holding shares in street name?

If your common shares are owned directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a registered holder of those common shares.

If your common shares are held by a broker, bank or nominee, you hold those common shares in street name. Your broker, bank or other nominee will vote your common shares as you direct.

How do I vote?

Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without attending the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.

Shareholders of Record. As a shareholder of record, you may vote in person at the meeting, send a representative to the meeting with a signed proxy to vote on your behalf, or vote by authorizing a proxy by completing, signing and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.

Beneficial (“Street Name”) Shareholders. The broker, bank or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. If you wish to vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or nominee that holds your common shares giving you the right to vote the common shares.

You can ensure your vote is cast at the meeting by completing, signing, dating and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.

If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or attend the Annual Meeting in person or by representative and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name at the close of business on the Record Date, which number corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.

You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast.

If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:

•	“FOR” the election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified (Proposal 1);

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

•	“FOR” the non-binding advisory approval of executive compensation (Proposal 3); and

•	“FOR” approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan (Proposal 4).

Can I change my vote or revoke my proxy?

If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your common shares, by attending the meeting and voting in person.

What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 - The election of eight trustees to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified	Majority of Votes Cast	No

Proposal 2 - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	Majority of Votes Cast	Yes

Proposal 3 - The non-binding advisory approval of executive compensation	Majority of Votes Cast	No

Proposal 4 - The approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan	Majority of Votes Cast	No

 With respect to Proposal 1, which is an uncontested election, the vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a trustee. For purposes of the election of trustees, votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. You may vote “FOR” each nominee or “WITHHOLD” your vote as to each nominee. Each nominee receiving more “FOR” votes than “WITHHOLD” votes will be elected. Proxies may not be voted for more than eight trustees.

With respect to Proposal 2, the affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Votes cast do not include abstentions, and therefore, abstentions will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter. You may vote “FOR”, “AGAINST” or “ABSTAIN.” The Company’s charter and bylaws do not require that the shareholders ratify the selection of the Company’s independent registered public accounting firm. However, the Company is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.

With respect to Proposal 3, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the non-binding advisory approval of executive compensation. Votes cast do not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. You may vote “FOR”, “AGAINST” or “ABSTAIN.”

With respect to Proposal 4, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan. Votes cast does not include broker non-votes, and therefore, broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Abstentions will have the same effect as votes against the proposal. You may vote “FOR”, “AGAINST” or “ABSTAIN.”

If your common shares are held in “street name,” and you do not instruct the broker as to how to vote these shares on Proposal 1, 3, or 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Is cumulative voting permitted for the election of trustees?

No. The Company’s declaration of trust and bylaws do not permit cumulative voting at any election of trustees.

How are proxies solicited?

The costs and expenses of soliciting proxies from shareholders will be paid by the Company. Employees, officers and trustees of the Company may solicit proxies. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.

What is householding?

The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as “householding”, permits us to realize significant cost savings and reduces the amount of duplicate information shareholders receive. In accordance with notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding may notify the Secretary orally or in writing at the telephone number or address, as applicable, set forth herein. In addition, shareholders who are receiving multiple copies of these materials now and wish to receive just one set of materials in the future may also notify the Secretary orally or in writing at the telephone number or address, as applicable, set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.

Who counts the votes?

Computershare Trust Company, N.A., our transfer agent, will act as inspector of elections and certify the voting results.

How do I find out the voting results?

We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 6, 2019. The Form 8-K will be available at our website (www.docreit.com) under the tab “SEC Filings” and on the SEC’s website at http://www.sec.gov.

What do I need to do if I would like to attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license, when you arrive. If you hold your common shares in “street name”, typically through a brokerage account, you also will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your common shares held in street name in person at the meeting, you must bring with you a legal proxy in your name from the broker, bank or other nominee that holds your common shares.

For directions to the Annual Meeting, you may visit our website at www.docreit.com or call us at (414) 367-5600.

What is the deadline for shareholder proposals for the 2020 Annual Meeting?

The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2020 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is November 19, 2019. Such proposals must comply with SEC regulations under Rule 14a-18 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our bylaws, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws require the shareholder to provide notice in writing to the Secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date our proxy statement is released to our shareholders for the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than October 20, 2019 and no later than November 19, 2019. However, if we hold our 2020 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be delivered not less than 120 days nor more than 150 days prior to the date of the 2020 Annual Meeting, as originally convened, or the 10th day following the date on which public announcement of the date of the 2020 Annual Meeting is first made.

A shareholders’ notice must set forth the information required by our bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

All notices of proposals by shareholders, whether or not intended to be included in the Company’s proxy materials, should be sent to Physicians Realty Trust, Board c/o Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.

PROPOSAL 1

ELECTION OF TRUSTEES

Board of Trustees and Nominees

The Board currently consists of eight trustees and the term of all of the trustees expires at the Annual Meeting. Upon recommendation of the nominating and corporate governance committee of the Board, the Board has proposed that the following eight nominees be elected to the Board at the Annual Meeting, each of whom will hold office for a one-year term until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified: John T. Thomas, Governor Tommy G. Thompson, Stanton D. Anderson, Mark A. Baumgartner, Albert C. Black, Jr., William A. Ebinger, M.D., Pamela J. Kessler and Richard A. Weiss. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than eight nominees. Biographical information about each of the nominees is provided below.

Required Vote

Pursuant to our bylaws, in uncontested elections (which is the case for the Annual Meeting), the nominees for election to the Board who receive a majority of all of the votes cast for the election of trustees shall be elected trustees. Each nominee receiving more “FOR” votes than “WITHHOLD” votes will be elected. Proxies may not be voted for more than eight trustees and shareholders may not cumulate votes in the election of trustees. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum.

In accordance with our corporate governance guidelines, if an incumbent trustee who is nominated for election to the Board fails to receive the required number of votes for re-election, the trustee is required to tender his or her resignation promptly following the Annual Meeting; in which case, within 90 days following certification of the shareholder vote, the nominating and corporate governance committee will determine whether to recommend that the Board accept the trustee’s resignation, and upon submission of the nominating and corporate governance committee’s recommendation to the Board, the Board will decide and act on the matter in its discretion. The nominating and corporate governance committee and the Board may consider any factors they deem relevant in deciding whether to recommend or accept a trustee’s resignation. In general, any trustee who tenders his or her resignation will not participate in the nominating and corporate governance committee recommendation or Board action regarding whether to accept the resignation offer. The Company will disclose promptly the Board’s decision regarding whether to accept or reject the trustee’s resignation offer and its rationale for such decision in a Current Report on Form 8-K.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as trustee at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2020 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

Information Regarding the Nominees

The following table sets forth certain information as of the Record Date concerning our nominees:

Name	Age	Position
John T. Thomas	52	President and Chief Executive Officer and Trustee
Tommy G. Thompson	77	Trustee, Non-Executive Chairman of the Board
Stanton D. Anderson	78	Trustee
Mark A. Baumgartner	63	Trustee
Albert C. Black, Jr.	59	Trustee
William A. Ebinger, M.D.	64	Trustee
Pamela J. Kessler	53	Trustee
Richard A. Weiss	72	Trustee

The following are biographical summaries of the experience of our nominees.

Name	Biographical Summary
John T. Thomas
Mr. Thomas is our President and Chief Executive Officer and serves on our Board and is a member of the finance and investment committee. Mr. Thomas has been an executive officer and trustee since our organization in April 2013. Mr. Thomas was the Executive Vice President-Medical Facilities Group for Welltower Inc. (NYSE: WELL, formerly known as Health Care REIT Inc.) from January 2009 to July 2012 where his group was responsible for growing total net investments for the company’s medical facilities division, including hospitals, medical office buildings, and life science research facilities, from $2.3 billion in assets to approximately $5 billion. During that three and a half year time frame, Mr. Thomas’ group expanded WELL’s medical office building portfolio from 128 properties to 210 properties with rentable square feet growing from 5.6 million to 13 million and the percentage of medical office buildings affiliated with healthcare delivery systems growing from 62% to approximately 90%, while occupancy for the medical office buildings improved from 90% to almost 94% during this period. The medical facilities division’s annualized net operating income increased from $131 million in 2008 to more than $350 million while Mr. Thomas led WELL’s medical facilities division. From July 2012 to July 2013, Mr. Thomas was self-employed as a healthcare consultant and lawyer. Mr. Thomas has relationships with over 25 national operators and healthcare delivery systems with whom he has worked to develop and acquire healthcare facilities occupied by these healthcare delivery systems and operators. Prior to WELL, Mr. Thomas served as President, Chief Development Officer and Business Counsel of Cirrus Health from August 2005 to December 2008, where he led efforts to acquire and manage four hospitals and an endoscopy center, as well as efforts to develop other facilities. From October 2000 to July 2005, he served as Senior Vice President and General Counsel for Baylor Health Care System in Dallas, Texas. As General Counsel for Baylor Health Care System, he was responsible for legal and government affairs. Mr. Thomas has been recognized for his team’s advocacy work on Texas H.B. 3 and Proposition 12, the 2003 Texas legislative and constitutional amendment efforts to increase patient access to physicians and care through reforms to Texas’ medical malpractice laws. He was also co-founder and chairman of the Coalition for Affordable and Reliable Healthcare, a national coalition to reform medical malpractice laws through federal legislation. Mr. Thomas has testified before the Ways and Means Committee and Energy and Commerce Committee of the U.S. House of Representatives and a sub-committee of the U.S. Senate’s Homeland Security Committee, all related to health care policy. From April 1997 to October 2000, he served as General Counsel and Secretary for Unity Health System, a five hospital division of the Sisters of Mercy Health System in St. Louis, MO, where he oversaw legal affairs for the healthcare delivery system and its operating subsidiaries. He also serves on the Board of Trustees for the Jacksonville State University Foundation.

Mr. Thomas began his career as a tax lawyer at Milbank, Tweed, Hadley and McCoy in New York, NY in 1990, and was elected a partner at Sonnenschein, Nath and Rosenthal (now Dentons) in April 1997. Mr. Thomas received his J.D. from Vanderbilt University Law School and his B.S. in Economics from Jacksonville State University, where he was a scholarship letterman on the football team and was a member of the Academic All-Conference Team. Mr. Thomas graduated with Distinction and Special Honors in Economics.

We have determined that Mr. Thomas should serve on our Board and as our Chief Executive Officer and President given his background, skills and extensive experience in the healthcare industry. As President and Chief Executive Officer of the Company, he is knowledgeable about all aspects of the Company’s business and operations, and has considerable executive experience in the real estate industry.

Tommy G. Thompson
Governor Thompson was appointed to our Board in connection with our initial public offering (“IPO”) in July 2013 and is the non-executive chairman of our Board and a member of the compensation committee, nominating and corporate governance committee, and the finance and investment committee. Governor Thompson is the former United States Health and Human Services (HHS) Secretary, serving from 2001 to 2005, and a four-term Governor of Wisconsin. Following his term in public office, Governor Thompson built, and continues to build, on his efforts as HHS Secretary and Governor to develop innovative solutions to the healthcare challenges facing American families, businesses, communities, states and the nation as a whole. These efforts focus on improving the use of information technology in hospitals, clinics and doctors’ offices; promoting healthier lifestyles; strengthening and modernizing Medicare and Medicaid; and expanding the use of medical diplomacy around the world. From 2005 until 2009, Governor Thompson served as a senior advisor at the consulting firm Deloitte & Touche USA LLP and was the founding independent chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation’s most pressing healthcare and public health related challenges. From 2005 to early 2012, Governor Thompson served as a senior partner at the law firm of Akin Gump Strauss Hauer & Feld LLP. Governor Thompson served as Chairman of the Board of Trustees of Logistics Health, Inc. from January 2011 to May 2011, and served as President from February 2005 to January 2011. Governor Thompson currently serves on the Board of Directors of Tyme Technologies, Inc. (since 2018), Centene Corporation (since 2005), United Therapeutics Corporation (since 2010), and TherapeuticsMD, Inc. (since 2012). Governor Thompson was formerly a director of C.R. Bard, Inc., Cytori Therapeutics, Inc., Cancer Genetics, Inc., CareView Communications, Inc., AGA Medical Corporation, CNS Response, Inc., PURE Bioscience, Inc., SpectraScience, Inc., and VeriChip Corporation. Governor Thompson received his B.S. and J.D. from the University of Wisconsin-Madison.

We have determined that Governor Thompson should serve on our Board because of his public company board experience, extensive knowledge of the evolving healthcare industry, and unique experience with physicians, healthcare decision makers, and business executives nationwide regarding healthcare policy and improvements within the industry.

Stanton D. Anderson
Mr. Anderson was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the compensation committee and is a member of the audit committee. Mr. Anderson resigned as a partner from the law firm McDermott Will & Emery in February 2008. He has served as Senior Counsel to the President and CEO of the U.S. Chamber of Commerce (the “Chamber”) since 1997. While a partner at McDermott Will & Emery, Mr. Anderson served as Executive Vice President and Chief Legal Officer of the Chamber. Mr. Anderson also oversaw the National Chamber Litigation Center, the public policy legal arm of the Chamber; the Institute for Legal Reform, a Chamber affiliate dedicated to restoring fairness, efficiency, and consistency to the U.S. civil justice system; and the Chamber’s Office of General Counsel. Mr. Anderson has been involved in national political affairs since 1972 where he managed a number of Republican conventions and served as Counsel to the Reagan-Bush Campaign in 1980. Mr. Anderson has received a number of Presidential appointments, including the President’s Advisory Committee on Trade Negotiations and the Presidential Commission on Personnel Interchange, and chaired the U.S. delegation to the United Nations Conference on New and Renewable Energy Resources in 1981. Mr. Anderson previously served on the Board of Directors of two public companies, CB Richard Ellis, a national real estate company where he chaired the audit committee for a number of years, and Aegis Communications Group, where he chaired a number of board committees, including the audit committee. Mr. Anderson graduated from Westmont College, where he was a Small College All-American basketball player, and received his law degree from Willamette University where he was a member of the Law Review.

We have determined that Mr. Anderson should serve on our Board because of his significant financial and legal experience, prior service as a member of the board of directors of other public companies, and his familiarity with business policy.

Mark A. Baumgartner
Mr. Baumgartner was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the audit committee. Mr. Baumgartner is currently the Chief Investment & Risk Officer and a Senior Managing Director of The Ziegler Companies, Inc. (“Ziegler”) responsible for review of certain transactions underwritten by the firm for hospitals, senior living entities, and charter schools, totaling approximately $3 billion annually. In addition, Mr. Baumgartner oversees Ziegler’s proprietary investments, private equity funds, and general business risks. Prior to assuming his current position in 2009, Mr. Baumgartner worked as an investment banker at Ziegler beginning in 1984. Over the next 25 years, he completed more than 150 public debt offerings in excess of $5 billion for hospital systems, clinics and senior living facilities across the country. During that time, Mr. Baumgartner’s investment banking activities have included mergers, acquisitions and financial advisory work as well as tax-exempt and taxable financings on a fixed variable or blended interest rate basis. Mr. Baumgartner has also had the opportunity to work on numerous strategic advisory transactions for healthcare providers involved in merging, acquiring or partnering with other healthcare entities. Mr. Baumgartner is a registered representative and registered principal. He earned a B.B.A. in finance from the University of Notre Dame.

We have determined that Mr. Baumgartner should serve on our Board because of his healthcare industry expertise, financial expertise, and capital markets experience.

Albert C. Black, Jr.
Mr. Black was appointed to our Board in connection with our IPO in July 2013 and is the Chairman of the nominating and corporate governance committee, and a member of the finance and investment committee. Mr. Black founded On-Target Supplies & Logistics, Ltd. (“On-Target”), a regional logistics management firm that provides outsourced services to a diverse set of companies, in 1982. On-Target’s logistics and supply chain functions include product sourcing, procurement, transportation, warehousing, light manufacturing, web-based fulfillment, distribution and second market management. As Chairman of the Company, Mr. Black’s primary responsibility is to oversee the executive management and develop strategy for On-Target and its affiliate companies TreCo Investments and ReadyToWork®, a work force training and development company. Mr. Black’s professional and community experience over the years has included serving in leadership positions with several civic and educational institutions, including Baylor Scott and White Health, one of the leading healthcare delivery systems in the country where he has served as a trustee for over 25 years. Mr. Black is a past Chairman of the Board of Trustees for Baylor Scott and White Health. Mr. Black also serves as the inaugural chairman of the Charles A. Sammons Cancer Center Board. He is also a sponsoring trustee of the BHCS Diabetes Health and Wellness Institute. Mr. Black also has served as Dallas Regional Chamber Board Chairman, PrimeSource Board Chairman and the Dallas Housing Authority Board Chairman. Mr. Black’s college and university board experience includes St. Louis University Board of Trustees, Baylor University Regent, Texas Southern University Regent and Paul Quinn College Regent. Mr. Black graduated from the University of Texas at Dallas and earned an MBA from the School of Business at Southern Methodist University.

We have determined that Mr. Black should serve on our Board because of his entrepreneurial start-up business experience, his experience as President and CEO of a company, and his important perspective serving as a long standing member of the board of trustees of a major healthcare delivery system as well as other civic and educational institutions.

William A. Ebinger, M.D.
Dr. Ebinger was appointed to our Board in connection with our IPO in July 2013 and is a member of the compensation committee, and the finance and investment committee. Dr. Ebinger has been a practicing internist since 2008 with Aurora Health Care, the largest healthcare delivery system in Wisconsin with 15 hospitals across the state, over 1,700 employed physicians and approximately $4 billion in annual revenue. Dr. Ebinger served as the President of the Medical Staff at the Aurora hospital in Grafton, Wisconsin known as the Aurora Medical Center Grafton from 2010 through 2013. Dr. Ebinger served as a medical director for the Ozaukee region of the Aurora Advanced Healthcare Division from 2012 through 2014. Dr. Ebinger also was a member of the board of directors for the Aurora Medical Group upon its formation and recently completed his term as President of the Aurora Greater Milwaukee North Market Management Committee. Prior to joining Aurora Health Care in 2008, Dr. Ebinger was a physician shareholder of Advanced Healthcare, the largest independent physician practice group in Southeastern Wisconsin with approximately 250 physicians and served on its board of directors for 12 years. In 2008, Dr. Ebinger helped Advance Healthcare arrange a strategic hospital affiliation with Aurora Health Care to create Aurora Advanced Health Care. Dr. Ebinger graduated from Cornell College and the medical school at the University of Chicago. Dr. Ebinger completed his postgraduate studies in Internal Medical at the University of Michigan and is a member of the American Board of Internal Medicine.

We have determined that Dr. Ebinger should serve on our Board because of his unique perspective as a practicing physician and experience with the integration and affiliation of an independent physician practice group with a leading healthcare delivery system.

Pamela J. Kessler
Ms. Kessler was appointed to our Board on January 1, 2018 and is a member of the audit committee. Ms. Kessler is Executive Vice President, Chief Financial Officer and Secretary of LTC Properties, Inc (NYSE: LTC). LTC, a position she has held since 2007. She has been with LTC as a member of the senior management team since 2000, when she joined as Vice President, Controller. Ms. Kessler oversees all aspects of finance, accounting, corporate reporting, tax and risk management, and is also responsible for LTC’s capital markets and key stakeholder engagement activities. She has over 25 years of real estate experience and has demonstrated expertise in developing, leading and executing capital markets and financial planning and analysis activities. LTC is a real estate investment trust that invests in senior housing and post-acute/skilled nursing properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including mezzanine lending. Prior to joining LTC, Ms. Kessler served as the Corporate Controller for a privately held commercial and multifamily real estate developer. She was also the Director of Financial Reporting for Irvine Apartment Communities, a publicly traded multifamily REIT, and Assistant Controller of the Inland Empire division of KB Home, one of the nation’s largest publicly traded homebuilders. She began her career as a certified public accountant in the real estate group at Ernst & Young LLP. Ms. Kessler also serves on the board and as a member of the real estate committee of the Providence Tarzana Foundation. Providence Tarzana Medical Center is a 249-bed hospital serving the San Fernando Valley and is part of Providence St. Joseph Health, a national not-for-profit health system comprised of 50 hospitals and 829 clinics throughout the western part of the United States. Ms. Kessler graduated with honors earning her bachelor’s degree in economics from the University of California, Irvine where she was the Vice President of Student Services.

We have determined that Ms. Kessler should serve on our Board because of her experience as CFO and Secretary of a publicly traded company, her REIT experience, and her financial knowledge and expertise.

Richard A. Weiss
Mr. Weiss was appointed to our Board in connection with our IPO in July 2013 and is Chairman of the finance and investment committee, and a member of the nominating and corporate governance committee. Mr. Weiss retired as a partner from the law firm Foley & Lardner LLP in June 2008 where he served as managing partner of the firm’s Washington D.C. office and as a member of the firm’s management committee. Mr. Weiss concentrated his law practice in health care finance, representing hospital systems, medical practice groups and investment banks. Mr. Weiss is a former member of the board of trustees and former board chair of Washington Hospital Center, the largest private hospital in Washington, D.C. Mr. Weiss is a member of the board of trustees and of the finance committee of Advocate Aurora Health Care, the largest health care delivery system in northern Illinois and Wisconsin. He served two years as board chairman of Aurora Health Care. Mr. Weiss has also been a trustee of the Medical College of Wisconsin and board chairman of a private psychiatric hospital. In addition to his work in healthcare, Mr. Weiss worked in the sports industry where he represented the Washington Nationals in connection with its new baseball stadium in Washington, D.C., as well as the Green Bay Packers in the renovation of Lambeau Field, the Milwaukee Brewers in the development and financing of Miller Park, and Major League Baseball in the financing of ballparks in San Diego and Miami. Mr. Weiss graduated from the University of Wisconsin Law School (magna cum laude, 1971), where he was Order of the Coif and on the editorial board of the Wisconsin Law Review, and has a business degree from Northwestern University (B.S.B.A., with distinction, 1968). Mr. Weiss is a board member and audit committee chair of Ascendium Education Group, a retired member of The Economic Club of Washington D.C., a former board member and the general campaign chair for the United Way of the National Capital Area and a former member of the board of trustees and executive committee of the Greater Washington Board of Trade.

We have determined that Mr. Weiss should serve on our Board because of his healthcare industry, legal and financial experience, and his experience in matters of compliance with legal and regulatory requirements.

See “Corporate Governance Matters” and “Trustee Compensation” for additional information regarding the Board.

The Board recommends a vote “FOR” the election of John T. Thomas, Tommy G. Thompson, Stanton D. Anderson, Mark A. Baumgartner, Albert C. Black, Jr., William A. Ebinger, M.D., Pamela J. Kessler and Richard A. Weiss as trustees.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, with each of our trustees subject to re-election annually;

•	seven of our eight trustees are independent under the New York Stock Exchange (the “NYSE”) rules and Rule 10A-3 under the Exchange Act;

•	all of our audit committee members qualify as “audit committee financial experts” as defined by the SEC;

•	we opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;

•	we do not have a shareholder rights plan; and

•	each of the audit committee, compensation committee, and nominating and corporate governance committee is comprised solely of independent trustees.

Our trustees stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our non-management trustees meet regularly in executive sessions without the presence of our corporate officers.

Board Leadership Structure

Mr. Thomas currently serves as our President and Chief Executive Officer and Governor Thompson currently serves as the Non-Executive Chairman of the Board. Pursuant to the Company’s bylaws, the Board may, but is not required to, designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Company. The Board has no policy with respect to the separation of the offices of Chairman of the Board and the Chief Executive Officer as the Board believes that it is in the best interests of the Company and its shareholders to make that determination from time to time based on the needs of the Company and the Board. The Board has determined that separating the roles of Chief Executive Officer and Chairman is currently in the Company’s best interests and those of the Company’s shareholders.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its four standing committees, the audit committee, the compensation committee, the nominating and corporate governance committee, and the finance and investment committee, each of which addresses risks specific to its respective area of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also oversees our information and technology risks (including cybersecurity), monitors compliance with legal and regulatory requirements, and oversees the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our finance and investment committee monitors our investments and financing activities, approves certain financial transactions including equity and debt financings, amendments to our credit facilities and other indebtedness, and from time to time approves specific investments in healthcare properties by the Company.

Board Meetings

The Board held twelve meetings during fiscal 2018. Each of our trustees attended at least 75% of the aggregate number of meetings held by the Board. In addition, each of our trustees attended at least 75% of the aggregate number of meetings held by the committees on which such trustee served during fiscal 2018, with the exception of Mr. Anderson who attended two of the three compensation committee meetings held in 2018.

The non-management members of the Board also meet regularly in executive sessions without management present. Governor Thompson, the Non-Executive Chairman of the Board, serves as presiding trustee of these executive sessions.

Board Committees

Our Board has established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and a finance and investment committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of the audit committee, compensation committee, and nominating and corporate governance committee is comprised exclusively of independent trustees. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our company.

The audit committee, compensation committee, and nominating and corporate governance committee each operate under charters approved by our Board, which charters are available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.”

Audit Committee

Our audit committee consists of Mr. Baumgartner, who serves as Chairman, Mr. Anderson, and Ms. Kessler. The Board has determined that each member of the audit committee is “independent” based on the NYSE’s listing rules and that each member of the audit committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each member of the audit committee is “financially literate” within the meaning of the listing standards of the NYSE and that each of Mr. Baumgartner, Mr. Anderson, and Ms. Kessler is an “audit committee financial expert” as that term is defined by the applicable SEC regulations and the listing standards of the NYSE.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the annual evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The audit committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee considers whether the independent registered public accounting firm is qualified and able to provide effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s industry, business, personnel, culture, accounting systems or risk profile; the appropriateness of fees charged; and whether the retention of the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve the quality of the audit. The audit committee meets with the independent registered public accounting firm at least quarterly, both together with management and separately, to review and discuss significant matters related to the audit and/or the quarterly reviews of financial statements. The audit committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement.

The audit committee also reviews and ratifies any related party transaction identified and presented to the committee under the Company’s Insider Trading Policy.

The audit committee held four meetings during fiscal 2018. The report of the audit committee is included in this proxy statement.

Compensation Committee

The compensation committee consists of Mr. Anderson, who serves as Chairman, Dr. Ebinger, and Governor Thompson. The Board has determined that each member of the compensation committee is “independent” based on the NYSE’s listing rules and also meets the NYSE’s additional requirements for membership on the compensation committee.

Our compensation committee charter details the principal compensation-related functions of the compensation committee, including:

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at least annually, review and approve the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluate our chief executive officer’s performance in light of such goals and objectives as well as each current trustee and consider the results of such evaluation when determining whether or not to recommend the nomination of such trustee for an additional term;

•
at least annually, review and approve all compensation for all officers, including our chief executive officer, and all other employees of the company or its subsidiaries who are executive vice president and above;

•	periodically review and recommend to the Board the amount and composition of compensation for trustees;

•	at least annually, review the compensation philosophy of the Company;

•	review our executive compensation policies and plans;

•	develop, periodically review, and recommend to the Board a succession plan for the Chief Executive Officer and other executive officers;

•	implement and administer our incentive compensation equity-based remuneration plans;

•	review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and determine whether to recommend to the Board that the CD&A be included in the annual proxy statement;

•	produce a report of the compensation committee to be included in our annual proxy statement; and

•	oversee any clawback policy relating to executive compensation.

The compensation committee held three meetings during fiscal 2018.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Black, who serves as Chairman, Mr. Weiss, and Governor Thompson. The Board has determined that each member of the nominating and corporate governance committee is “independent” based on the NYSE’s listing rules.

Our nominating and corporate governance committee charter details the principal governance-related functions of the nominating and corporate governance committee, including:

•	identify and recommend to the full Board qualified candidates for election as trustees and recommend nominees for election as trustees at the annual meeting of shareholders;

•	recommend candidates to fill any vacancies on the Board;

•
in connection with the recommendation of candidates for election as trustees or to fill a vacancy on the Board, consider diversity in terms of perspective, background, experience, gender, race and ethnic or national origin;

•	recommend to the Board nominees for each committee of the Board;

•	develop and recommend to the Board corporate governance guidelines and implement and monitor such guidelines;

•	review and make recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	annually facilitate the assessment of the Board’s performance and effectiveness;

•	oversee the evaluation of the Board and management;

•	make recommendations to the Board regarding governance matters, including the Company’s organizational documents and committee charters; and

•	at least annually, consider and discuss with management the Company’s code of business conduct and ethics and the procedures in place to enforce the code of business conduct and ethics.

The nominating and corporate governance committee held three meetings during fiscal 2018.

Finance and Investment Committee

The function of the finance and investment committee is to review and approve the Company’s (i) capital structure and financing activities, and (ii) investments in healthcare properties. Mr. Weiss, Mr. Black, Dr. Ebinger, Mr. Thomas, and Governor Thompson serve as members of the finance and investment committee, with Mr. Weiss serving as the Chairman. Our Board has determined that, other than Mr. Thomas, each member of the finance and investment committee is “independent” under NYSE rules.

Our finance and investment committee operates pursuant to a written charter. Unless otherwise determined by the Board, the committee shares in the responsibility for consulting with management on, and approving on behalf of the Board, all strategies, plans, policies and actions relating to: (i) capital structure; (ii) equity and debt financings, including public and private securities offerings; and (iii) credit facilities and loans, hedging and other financing transactions subject to investment parameters established by the Board for the Company. From time to time, the committee will also review and approve or recommend to the full Board specific investments in healthcare properties by the Company.

The finance and investment committee held four meetings during fiscal 2018.

Trustee Independence

Under the listing requirements and rules of the NYSE, independent trustees must comprise a majority of a listed company’s board of directors. The nominating and corporate governance committee recommended to the Board, and the Board determined, that of the eight persons who serve on our Board, the following seven trustees are “independent” based on the NYSE’s listing rules, Rule 10A-3 under the Exchange Act and the Company’s corporate governance guidelines: Messrs. Anderson, Black, Baumgartner and Weiss, Dr. Ebinger, Ms. Kessler and Governor Thompson. Each member of our nominating and corporate governance committee is independent based on the NYSE’s listing rules.

The nominating and corporate governance committee recommended to the Board, and the Board determined, that each member of the audit committee is “independent” based on the NYSE’s listing rules and that each member of the audit committee also satisfies the additional independence requirements of SEC rules and regulations for members of audit committees.

The nominating and corporate governance committee recommended to the Board, and the Board determined, that each member of the compensation committee is “independent” based on the NYSE’s listing rules and also meets the NYSE’s additional independence requirements for membership on a compensation committee.

In making the independence determinations, our Board broadly considers all relevant facts and circumstances, including the current and prior relationships that each non-employee trustee has with us and the beneficial ownership of our common shares by each non-employee trustee. In assessing the independence of certain trustees, the Board considered immaterial, ordinary course and arm’s-length rental payments received from two health care systems that are tenants at four of our properties, and as of January 1, 2019, three of our properties. Based on the assessments, the Board determined that none of the trustees had a relationship with our company or our management that, in the judgment of the Board, would impair the trustee’s independence.

A copy of the Company’s corporate governance guidelines is available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised of three non-employee, independent trustees: Mr. Anderson, who serves as Chairman, Dr. Ebinger, and Governor Thompson. During fiscal 2018, Mr. Black also served as a member of the compensation committee until May 3, 2018. No current or former member of the compensation committee is or was formerly an officer or an employee of the Company or had any related person transaction required to be disclosed in which the Company was a participant during the last fiscal year. In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of the Company’s trustees serves as an executive officer.

Trustee Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new trustees as well as the composition of the Board as a whole. This assessment includes an analysis of trustees’ qualifications under the categorical standards for independence listed above, as well as consideration of diversity, age, skills and experience in the context of the Board’s needs. Nominees for trusteeship are selected by the nominating and corporate governance committee in accordance with the policies and principles in its charter and the corporate governance guidelines. The nominating and corporate governance committee considers trustee candidates recommended by its members and other Board members, as well as by management and shareholders. In addition, the nominating and corporate governance committee may engage the assistance of a professional search firm. All potential trustee candidates are reviewed by the nominating and corporate governance committee in consultation with the Chairman and the Chief Executive Officer. The nominating and corporate governance committee decides whether to recommend one or more candidates to the Board for nomination.

The nominating and corporate governance committee may consider the following criteria, among others it deems appropriate, in recommending candidates for election to the Board: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in the Company’s industry; (iv) experience with relevant social policy concerns; (v) experience as a board member of another publicly held company; (vi) ability and willingness to commit adequate time to the Board and its committee matters; (vii) the fit of the individual’s skills with those of the other members of the Board and potential members of the Board in the building of a board that is effective, collegial and responsive to the needs of the Company; (viii) academic expertise in an area of the Company’s operations; and (ix) practical and mature business judgment. In addition to the criteria set forth above, the nominating and corporate governance committee considers diversity for trustee nominees in terms of perspective, background, experience, gender, race and ethnic or national origin. The nominating and corporate governance committee endeavors to include women and minority candidates in each pool of candidates from which new trustee nominees are chosen.

Trustee Nomination Procedure

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Our bylaws require the shareholder to provide notice in writing to the Secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Standard Time, on the 120th day prior to the first anniversary of the date our proxy statement is released to our shareholders (as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the SEC from time to time) for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only by or at the direction of our Board or, provided that our Board has determined that trustees will be elected at such meeting, by a shareholder who has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to the Secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our Board to be elected at the meeting.

Our corporate governance guidelines provide further procedures by which shareholders may recommend nominees to our Board. Our corporate governance guidelines provide in relevant part as follows:

•
Shareholders may contact the nominating and corporate governance committee by mail to recommend a nominee for our Board. Correspondence should be addressed to the nominating and corporate governance committee and should be sent by mail to Physicians Realty Trust, Board c/o the Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.

•	The Secretary shall promptly forward to members of the nominating and corporate governance committee any recommendations so received.

•
The nominating and corporate governance committee shall give appropriate consideration to candidates for trusteeship nominated by shareholders in accordance with the Company’s bylaws, and shall evaluate such candidates in the same manner as other candidates identified by the nominating and corporate governance committee.

•
The nominating and corporate governance committee, through the Secretary, will endeavor to acknowledge its receipt of any timely recommendation received and notify the shareholder of the actions taken with respect to such candidate.

Corporate Sustainability

Since our founding in 2013, we have been helping medical providers, developers, and shareholders realize better healthcare, better communities, and better returns. We are dedicated to the social, environmental, and economic well-being of our physician clients, their patients, and communities. With these goals in mind, we have created a holistic approach to environmental, social and governance matters (ESG), economic viability, operational efficiency, natural resource conservation, and social responsibility within our portfolio. At the same time we are committed to the highest standards of ethics, integrity, and corporate governance. Some highlights of our corporate sustainability endeavors include the following:

•	We are an Energy Star partner and are committed to “green” practices and sustainability.

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In 2018, we invested in sustainability-driven capital expenditure projects within the portfolio, including expenditures in light emitting diode (LED) retrofits, building automatization systems (BAS) and façade replacements.

•	We completed the construction of an LED parking lot lighting retrofit.

•	We have an internal sustainability team and a sustainability mission statement to guide our ESG efforts.

•	We provide philanthropic support nationwide and our employees are active volunteers in our communities.

•	We are committed to diversity and inclusion in the workplace and our current workforce is comprised of 56% women and 44% men.

•
We are a recipient of numerous awards in recognition of our outstanding culture, growth, and commitment to our team members, including the Milwaukee Business Journal’s 2018 Wisconsin’s Top Workplaces and 2016 Milwaukee’s Coolest Offices.

•	In 2018, we were certified by the independent analysts at Great Place to Work based upon a team member survey.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to our officers, trustees and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers or trustees must be approved by a majority of our independent trustees, and any such waiver will be promptly disclosed as required by law or NYSE regulations.

A copy of the code of business conduct and ethics is available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.”

Corporate Governance Guidelines

Our Board has established corporate governance guidelines that address the role and composition of, and policies applicable to, the Board and management. At least annually, the nominating and corporate governance committee reviews and reassesses the corporate governance guidelines and submits any recommended changes to the Board for its consideration. A copy of the corporate governance guidelines is available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.” Information contained on our website is not part of this proxy statement.

Policies and Procedures for Communications to Board of Trustees

Shareholders and other interested parties may communicate directly with any member (or all members) of the Board (including the trustee that presides over the executive sessions of non-management trustees), or the non-management trustees as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual trustee or any group or committee of trustees, correspondence should be addressed to the Board or any such individual trustee or group or committee of trustees by either name or title. All such correspondence should be sent by mail to Physicians Realty Trust, Board of Trustees c/o the Office of the Secretary, 309 N. Water Street, Suite 500, Milwaukee, WI 53202.

The Secretary, or in his or her absence, another Company officer, will open all communications received for the sole purpose of determining whether the contents represent a message to the trustees. All correspondence that is not in the nature of advertising, promotions of a product or service, or is not trivial, irrelevant, unduly hostile, threatening, illegal, patently offensive or similarly inappropriate will be forwarded promptly to the addressee.

If correspondence reflects a complaint or concern that involves (i) accounting, internal accounting controls and auditing matters, (ii) possible violations of, or non-compliance with, applicable legal and regulatory requirements, (iii) possible violations of the Company’s code of business conduct and ethics or (iv) retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, the correspondence will be forwarded to the Chairman of the audit committee.

If no particular trustee is named, such communication will be forwarded, depending on the subject matter, to the Chairman of the audit committee or the Chairman of the nominating and corporate governance committee, as appropriate.

This policy is set forth in our corporate governance guidelines, a copy of which is available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.”

Attendance at Annual Meeting of Shareholders

Although we do not have a formal policy regarding attendance by members of the Board at our Annual Meeting, we encourage, but do not require, trustees to attend. All of the trustees attended the 2018 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common shares and common shares issuable upon redemption of common units in our operating partnership (“OP Units”) as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares; (ii) each member of the Board; (iii) the Company’s President and Chief Executive Officer and each of its other named executive officers in the Summary Compensation Table in this proxy statement; and (iv) all trustees and executive officers as a group. The percentage of shares owned is based on 182,417,778 common shares outstanding and 5,178,291 OP Units outstanding that are not held by the Company as of February 25, 2019.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date, including through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common shares subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this proxy statement or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the address of each named person is c/o Physicians Realty Trust, 309 N. Water Street, Suite 500, Milwaukee, Wisconsin 53202. No shares beneficially owned by any executive officer, trustee or trustee nominee have been pledged as security for a loan, except as provided below.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Number of Common Shares and OP Units Beneficially Owned	Percentage of All Common Shares	Percentage of All Common Shares and OP Units
Executive Officers and Trustees:
John T. Thomas (1)	317,597	317,597	*	*
Jeffrey N. Theiler	141,623	141,623	*	*
D. Deeni Taylor	114,994	114,994	*	*
Mark D. Theine	77,602	77,602	*	*
Bradley D. Page	47,925	47,925	*	*
Stanton D. Anderson	60,569	60,569	*	*
Tommy G. Thompson (2)	104,881	104,881	*	*
Albert C. Black, Jr. (3)	59,074	59,074	*	*
Richard A. Weiss	36,545	36,545	*	*
Mark A. Baumgartner (4)	35,190	35,190	*	*
William A. Ebinger, M.D.	34,414	34,414	*	*
Pamela J. Kessler	3,383	3,383	*	*
All executive officers, and trustees as a group (15 people)	1,158,227	1,158,227	*	*

Other 5% Shareholders:
The Vanguard Group (5)	26,081,468	26,081,468	14.3%	14.3%
BlackRock, Inc. (6)	18,073,633	18,073,633	9.9%	9.9%
Brookfield Public Securities Group, LLC (7)	10,749,222	10,749,222	5.9%	5.9%
Vanguard Specialized Funds (8)	8,688,664	8,688,664	4.8%	4.8%
*Less than 1.0%

(1)	Includes common shares held by accounts held for the benefit of Mr. Thomas’ children, and 50,000 common shares subject to a margin loan that will be paid off in full over time.

(2)	Includes 1,300 common shares held by Thompson Family Charitable Foundation.

(3)	Includes 7,661 common shares held by Mr. Black’s spouse.

(4)	The 35,190 common shares are held by the Mark A. and Mary Jane Baumgartner Revocable Trust dated 09/16/07.

(5)
Based on a Schedule 13G/A filed with the SEC on February 11, 2019: (i) The Vanguard Group (“Vanguard”) has sole voting power with respect to 342,047 common shares, sole dispositive power with respect to 25,711,874 common shares, shared voting power with respect to 207,029 common shares, and shared dispositive power with respect to 369,594 common shares; (ii) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 162,565 common shares as a result of its serving as investment manager of collective trust accounts; and (iii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 386,511 common shares as a result of its serving as investment manager of Australian investment offerings. Vanguard lists its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)
Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 6, 2019. These securities are owned by BlackRock directly or through wholly-owned subsidiaries of BlackRock. BlackRock has sole voting power with respect to 17,582,709 common shares and sole dispositive power with respect to 18,073,633 common shares. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(7)
Based on a Schedule 13G filed with the SEC on February 14, 2019, Brookfield Public Securities Group LLC (“Brookfield”), Brookfield Asset Management Inc. (“BAM”), the indirect owner of Brookfield, and Partners Limited, the sole owner of BAM’s Class B Limited Voting Shares, have shared voting power with respect to 8,181,326 common shares, and shared dispositive power with respect to 10,749,222 common shares. Brookfield lists its address as 250 Vesey St., 15th Floor, New York, NY 10281-1023.

(8)
Based on a Schedule 13G/A filed with the SEC on January 31, 2019, Vanguard Specialized Funds - Vanguard REIT Index Fund (“Vanguard Specialized Funds”) has sole voting power with respect to 8,688,664 common shares. Vanguard Specialized Funds lists its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s trustees and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Company common shares and other equity securities of the Company. Executive officers, trustees and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, each of the Company’s executive officers, trustees and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements applicable to them with respect to events and transactions that occurred during 2018, except that Mr. Klein filed a Form 4 late.

EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date concerning our executive officers, other than John T. Thomas, the Company’s President and Chief Executive Officer, who is nominated for election as a trustee and whose information is set forth above:

Name	Age	Position
Jeffrey N. Theiler	45	Executive Vice President - Chief Financial Officer
D. Deeni Taylor	62	Executive Vice President - Chief Investment Officer
Mark D. Theine	35	Executive Vice President - Asset and Investment Management
John W. Lucey	57	Chief Accounting and Administrative Officer
Bradley D. Page	58	Senior Vice President - General Counsel
Daniel M. Klein	55	Senior Vice President - Deputy Chief Investment Officer
Laurie P. Becker	40	Senior Vice President - Controller

The following are biographical summaries of the experience of our executive officers, other than John T. Thomas, the Company’s President and Chief Executive Officer, who is nominated for election as a trustee and whose biographical information is set forth above.

Jeffrey N. Theiler
Mr. Theiler is our Executive Vice President - Chief Financial Officer, a position he has held since July 2014. Prior to joining the Company, from 2010 to 2014, Mr. Theiler served as a Senior Equity Research Analyst with Green Street Advisors. From 2003 to 2008, Mr. Theiler worked as a Vice President and Associate in the real estate investment banking divisions of Banc of America Securities and Lehman Brothers. Mr. Theiler received an M.B.A. in Corporate Finance from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, an M.S.P.H. in Environmental Science from Tulane University and a B.S. in Biology from Vanderbilt University.

D. Deeni Taylor
Mr. Taylor is our Executive Vice President - Chief Investment Officer, a position he has held since January 2017. From October 2015 through December 2016, Mr. Taylor was our Executive Vice President - Investments. From 2006 until 2015, Mr. Taylor served as an Executive Vice President of Indianapolis based Duke Realty, Inc. (NYSE:DRE), helping to lead Duke's healthcare team since 2006. Prior to Mr. Taylor's healthcare real estate career, he had a 25-year hospital career. Mr. Taylor served as Executive Vice President and Chief Strategy Officer for St. Vincent Health, an Ascension Health ministry including 16 hospitals serving central Indiana from 2000 until 2006. He also served as President of UNITY Health Management Services in Birmingham, Alabama from 1997 until 2000 and worked for Ascension's St. Vincent's Hospital in Birmingham, Alabama as the Vice President of Planning and Marketing from 1992 until 1997. Prior to that, he worked for St. Joseph Hospital in Augusta, Georgia, where he served as Vice President Ancillary Services from 1982 until 1992. Mr. Taylor is a graduate of Purdue University, with a B.S. in Pharmacy, and Central Michigan University with a Masters in Science Administration. Mr. Taylor is a member of ULI and serves on their Healthcare and Life Science Council in a leadership position. He is a past Diplomat in American College of Healthcare Executives. Mr. Taylor has served on Peyton Manning's PeyBack Foundation since 2001.

Mark D. Theine
Mr. Theine is our Executive Vice President - Asset and Investment Management. From our IPO in July 2013 until February 2019, he was our Senior Vice President of Asset and Investment Management. In this role, Mr. Theine oversees the asset management, operations, and leasing teams providing hospital and physician clients with high-quality management services and creating strategies to maximize property and portfolio value. From September 2005 to July 2013, Mr. Theine was employed by the Ziegler Funds and was responsible for evaluating investment opportunities, assisting in the daily asset management of all Ziegler Fund investments, overseeing third party property management and leasing and monitoring actual property performance. Additionally, Mr. Theine’s responsibilities with Ziegler included identifying new investment opportunities and assisting with due diligence and financing arrangements for each investment. Mr. Theine earned an Executive MBA from the Kellogg School of Management at Northwestern University and graduated summa cum laude with a B.B.A. in finance and accounting from the University of Wisconsin - Milwaukee.

John W. Lucey
Mr. Lucey is our Chief Accounting and Administrative Officer. Previously, he served as our Senior Vice President, Chief Accounting and Administrative Officer, from May 2016 to February 2019 and Senior Vice President, Principal Accounting and Reporting Officer, from our IPO in July 2013 until April 2016. Mr. Lucey has more than twenty years of public company financial experience, of which more than ten of those years have been in the senior living healthcare industry. From 2005 until July 2013, Mr. Lucey served as the Director of Financial Reporting for Assisted Living Concepts, Inc. (now known as Enlivant), a senior housing operator with over 200 locations in 20 states and annual revenues of approximately $230 million where he was responsible for the consolidated financial statements, SEC reporting, coordination of the annual audit and annual report, corporate office budget, HUD compliance, workers compensation and general/professional liability insurance oversight and research and implementation of all new accounting standards.

Prior to ALC, Mr. Lucey served as the Manager of Financial Reporting for Case New Holland from 2003 to 2005 and as a Division Controller at Monster Worldwide from 2001 to 2003. From 1996 to 2001, Mr. Lucey was the Director of Financial Reporting for Alterra Healthcare Corporation (now Brookdale Living Communities, NYSE: BKD). Mr. Lucey’s experience includes initial public offerings, as well as various equity and debt offerings and mergers and acquisitions. Mr. Lucey is a certified public accountant in the State of Wisconsin and has a bachelor’s degree in accounting from the University of Wisconsin - Madison and an M.B.A. in finance from St. Louis University in St. Louis, MO.

Bradley D. Page
Mr. Page is our Senior Vice President - General Counsel, a position he has held since February 2015. From 1995 to January 2015, he was an attorney and shareholder of Milwaukee-based law firm Davis & Kuelthau, s.c. Prior to joining us, Mr. Page was President of Davis & Kuelthau, s.c. Over his career at Davis & Kuelthau, s.c., Mr. Page represented businesses, including our Company, in all areas of commercial real estate, commercial lending, and development transactions, as well as general corporate matters. Mr. Page’s private practice included acquisition, development, leasing and sales of healthcare, retail, office, multifamily and industrial properties. He has extensive experience negotiating contracts, leases, organizational documents, real estate documents, financing documents and other agreements with national retail tenants, healthcare providers, financial institutions, municipalities, and owners of real property. Mr. Page is a graduate of the University of Wisconsin Law School, with a B.B.A. from the University of Michigan. Mr. Page retired from the United States Army Reserve in 2004 as a lieutenant colonel in the Judge Advocate General’s Corps.

Daniel M. Klein
Mr. Klein is our Senior Vice President - Deputy Chief Investment Officer, a position he has held since January 2017. From January 2016 through March 2016, he was an Executive Vice President at Healthcare Trust of America, Inc. and was responsible for growing the company's strategic relationships within its key markets and identifying new markets. From January 2010 through December 2015, Mr. Klein was employed by Welltower Inc. (formerly Health Care REIT, Inc.), most recently as a Senior Vice President and was responsible for the leadership, management, and execution of business development, origination, and investment efforts for the company's Outpatient Medical Group. From January 1994 through January 2010, Mr. Klein was co-founder and President of The Reichle Klein Group, which subsequently evolved into the Toledo affiliate office of CB Richard Ellis. Mr. Klein, in his role as Managing Director of Asset Services, was responsible for the Asset Services business line, including all aspects of business development, client relationships, execution, and administration of the company's asset services, property management, project management, and maintenance operations. From 1992 through 1993, Mr. Klein was General Counsel of Romanoff Electric Corp. From 1990 through 1992, he was an associate specializing in real estate law at Shumaker, Loop & Kendrick, LLP. Mr. Klein is a graduate of the University of Toledo College of Law, with a B.S. from the University of Virginia. Mr. Klein is a member of the Healthcare Real Estate Insights Advisory Board, and the Advisory Board of Revista.

Laurie P. Becker
Ms. Becker is our Senior Vice President, Controller. Previously, she served as Vice President, Controller, from January 2016 to February 2019 and Controller from June 2015 to December 2015. In this role, Ms. Becker oversees Corporate Accounting and Property Accounting, including managing SEC reporting, SOX compliance, and monthly and quarterly consolidation. Ms. Becker has over 15 years of accounting experience including starting her career in Big 4 public accounting. She has more than 10 years of corporate controllership experience, and most recently spent over five years as Controller of Koss Corporation (NASDAQ: KOSS) from February 2010 to June 2015, where she was brought on to help to lead the company through a significant restatement. Ms. Becker earned her Executive MBA from Marquette University where she graduated Beta Gamma Sigma and received her BBA in accounting and risk management from the University of Wisconsin – Madison. Ms. Becker is a Certified Public Accountant (CPA) licensed in the State of Wisconsin.

See “Executive Compensation” for additional information regarding the named executive officers of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the compensation paid to our named executive officers (“NEOs”), provides information about the goals and key elements of our executive compensation program, and discusses the objectives behind the compensation decisions for our NEOs made by the Compensation Committee of the Board of Trustees (the “Compensation Committee”). This section focuses on the 2018 compensation program applicable to our NEOs who are listed below and appear in the Summary Compensation Table of this proxy statement:

•	John T. Thomas - President and Chief Executive Officer

•	Jeffrey N. Theiler - Executive Vice President - Chief Financial Officer

•	D. Deeni Taylor - Executive Vice President - Chief Investment Officer

•	Mark D. Theine - Executive Vice President - Asset and Investment Management

•	Bradley D. Page - Senior Vice President - General Counsel

Executive Summary

Executive Compensation Principles

Our executive compensation program is designed to attract, motivate and retain our executives, including our NEOs, each of whom is critical to our long-term success. Our executive compensation program is based upon and reflects three core principles:

•
Compensation is significantly performance-based: We provide a competitive total compensation package with payouts dependent upon the degree to which performance measures are met or exceeded. We regularly review our performance measures to ensure that they provide a balanced assessment of overall Company performance.

•
Compensation is designed to attract and retain effective leadership: We regularly benchmark our compensation programs against the competitive market, and compare both fixed and variable compensation that is tied to short- and long-term performance goals to similar compensation of our competitors. We use the results of this analysis as context when making compensation adjustments.

•
Executive officer compensation goals are aligned with shareholder interests: Long-term equity awards, including awards that vest based on performance over multiple years, align management’s interests with those of our shareholders. In order to emphasize long-term shareholder returns, we require significant stock ownership among executives through the use of stock ownership guidelines.

Our Compensation Committee, which is comprised solely of independent trustees, is responsible for oversight of our executive compensation program and determines the compensation paid to our executive officers, including the type and amounts of total compensation paid or awarded to our NEOs. The Compensation Committee reaches decisions on executive compensation using input from a variety of sources, including an independent compensation consultant. A significant portion of our executives’ compensation is performance-based, which we believe ensures that a substantial portion of the compensation of our NEOs is directly aligned with our shareholders’ interests and the three core principles outlined above.

Compensation Best Practices

The Compensation Committee and management periodically review the compensation and benefit programs for executives and other employees to align them with the three core principles discussed above. Additionally, we benchmark both compensation and Company performance against peer companies in our industry in evaluating the appropriateness of our compensation. We have implemented a number of measures in an effort to align the interests of the Company’s executives with those of our shareholders, while also driving performance and achievement of long-term goals. Some highlights of our executive compensation program include the following best practices and features:

What we do:

•	Link annual incentive compensation to the achievement of pre-established corporate and individual performance goals;

•	Provide our long-term compensation in the form of performance-based restricted stock units;

•	Balance short-term and long-term incentives;

•	Cap payouts for short-term and long-term incentive awards;

•	Align executive compensation with shareholder returns through long-term incentives;

•	Use appropriate peer groups when establishing compensation;

•	Maintain stock ownership guidelines;

•	Include clawback provisions in employment agreements with our NEOs and in our bonus plan;

•	Include “double-trigger” change in control provisions in employment agreements with our NEOs;

•	Conduct an annual compensation risk assessment of our compensation policies and practices; and

•	Use an independent compensation consultant.

What we don’t do:

•	Provide tax gross-ups for executive officer compensation;

•	Provide extensive perquisites to our executive officers;

•	Generally guarantee salary increases, bonuses or equity grants; and

•	Allow for “single-trigger” change in control cash payments.

2018 Financial and Operational Highlights

Fiscal 2018 was a strong year operationally for our company. During 2018, the Company completed acquisitions of 4 operating healthcare properties, and 1 land parcel, for an aggregate purchase price of approximately $252.8 million. In addition, the Company completed $11.8 million of loan transactions, and $6.4 million of noncontrolling interest buyouts, resulting in total investment activity of approximately $271.0 million. The Company also acquired 2 properties and 1 adjacent land parcel through the conversion and satisfaction of a previously outstanding construction loan. Additionally, the Company acquired 2 parcels of land, which it had previously leased, as the result of a lease restructuring arrangement and equity recapitalization. The Company also selectively sold 34 properties located in 9 states, for an aggregate total sales price of $220.4 million.

We have grown our portfolio of gross real estate investments from approximately $124 million at the time of our initial public offering in July 2013 to approximately $4.4 billion as of December 31, 2018. As of December 31, 2018, our portfolio consisted of 252 healthcare properties located in 30 states with approximately 13,624,598 net leasable square feet, which were approximately 95.7% leased with a weighted average remaining lease term of approximately 8 years.

Our stock price has increased from $11.50 at the time of our initial public offering in July 2013 to $16.03 as of December 31, 2018. In addition, we have paid a quarterly dividend of $0.225 on shares of our common stock each quarter beginning with the quarter ended December 31, 2013 through March 31, 2017 and a quarterly dividend of $0.23 on shares of our common stock each quarter beginning June 30, 2017 through December 31, 2018. Cumulative total return of an investment in our common shares has outperformed both the S&P 500 and the MSCI US REIT Index (RMS) from the date of our initial public offering through December 31, 2018.

2018 Compensation Changes

During 2018, we made certain changes to our compensation program for NEOs, including the following:

•	Increased base salary for one NEO in 2018; all other NEOs had their base salaries frozen for 2018;

•	Changed some of the performance goals and weightings under the 2018 annual incentive award;

•	Changed the target payout amounts for Executive Vice Presidents and Senior Vice Presidents, and reduced the maximum payout amount for all NEOs except the CEO under the 2018 annual incentive award; and

•	Changed some of the performance goals and weightings under the 2018 long-term incentive award.

Participants in the Compensation Process

Our executive compensation program is administered and overseen by our independent Compensation Committee with assistance from our executives and an independent compensation consultant retained by the committee. Generally, the amount and composition of compensation paid to our executives is determined by analyzing, among other things, compensation data and pay practices from our peer group, as well as our own performance and financial and strategic goals. In addition, the Compensation Committee solicits the opinions of various constituents discussed below, as we believe feedback from varying perspectives serves the best interests of our shareholders in setting effective compensation standards and goals.

Role of the Compensation Committee

The Compensation Committee approves the compensation of each of our executive officers, including the NEOs listed in the Summary Compensation Table of this proxy statement. Additionally, the Compensation Committee approves the grant of the long-term incentive awards and other equity awards, and the funding of annual cash-based incentive awards. The Compensation Committee and the Board have authority to grant equity awards to executive officers.

The committee regularly reviews the Company’s executive compensation and benefits policies, programs and practices and monitors applicable new rules and evolving best practices concerning executive compensation. The Compensation Committee may delegate its authority to a subcommittee or to one or more officers of the Company to the extent consistent with its charter and the Company’s charter, bylaws, and applicable law and NYSE rules. However, the Compensation Committee may not delegate any of its responsibilities relating to the review and approval of the Chief Executive Officer’s compensation or the compensation philosophy of the Company, or any matters that involve executive compensation or any matters where compensation is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of non-employee directors.

Compensation Committee meetings are regularly attended by committee members and usually are attended by our Chief Executive Officer. Meetings may be attended by other executives and advisors as appropriate. The committee also meets in executive sessions without members of management present. The Chairman of the Compensation Committee reports to the Board on the committee’s decisions concerning, among other things, compensation of the executive officers.

The Compensation Committee also reviews and discusses with management this Compensation Discussion and Analysis section of the proxy statement and reaches a determination, on an annual basis, whether to recommend to the Board that this Compensation Discussion and Analysis section of the proxy statement be included in the Company’s annual proxy statement or annual report on Form 10-K, as required by the SEC. The Compensation Committee is also responsible for overseeing any clawback policy of the Company relating to executive compensation and shareholder advisory votes with respect to executive compensation matters, including non-binding advisory votes on executive compensation, the frequency of such votes, and votes on “golden parachute” payments.

Role of the Compensation Consultant

The Compensation Committee retains its own independent compensation consultant who reports directly to the committee. The independent compensation consultant’s engagement includes reviewing and advising on material aspects of the Company’s NEO compensation, including base salaries, annual incentives and equity compensation. Since 2014, the Compensation Committee has engaged the services of FPL Associates L.P. (“FPL”) as its independent compensation consultant. During fiscal 2018, FPL provided the following executive compensation consulting services to the Compensation Committee:

•	Assist with the benchmarking and analysis of the compensation for the Company’s NEOs;

•	Assist with the development and analysis of peer group companies for comparison of NEO compensation;

•	Identify the mix of compensation components for each NEO position;

•	Provide commentary and information regarding the overall executive compensation program; and

•	Provide benchmarking and information on trustee compensation.

From time to time, FPL communicates with our Chief Executive Officer and other executive officers to discuss different elements and weightings of compensation and best practices and trends in executive compensation.

While the Compensation Committee considers the compensation consultant’s input and advice, it uses its own independent judgment in making final decisions concerning compensation paid to the NEOs. The Compensation Committee has the full authority to retain and terminate the services of the compensation consultant as it deems necessary or appropriate.

The compensation consultant does not provide any other services to the Company. After reviewing information provided by the compensation consultant regarding its independence and considering the relevant independence factors pursuant to applicable SEC rules and NYSE guidelines, the Compensation Committee determined that no conflicts of interest existed in connection with the services the compensation consultant performed for the Company in 2018.

Role of the Chief Executive Officer

Our Chief Executive Officer participates in the compensation determination process by consulting with the Board and the Compensation Committee on matters related to compensation, and by making compensation recommendations for the NEOs. These recommendations are based upon information provided by FPL, the Chief Executive Officer’s assessment of each NEO’s performance and contributions to the Company’s performance, and other considerations including employee retention. The Compensation Committee considers this information, but approves and ultimately determines, based on its own independent judgment, the amounts payable to the NEOs.

Summary of the Annual Compensation Decision-Making Process

Background

Our Board established the Compensation Committee to carry out the Board’s responsibilities to administer our compensation programs. The Compensation Committee has decision-making authority for the compensation of our NEOs and has independent authority to engage outside consultants and obtain input from external advisers, as well as our management team or other employees, in determining executive compensation. The Compensation Committee may retain any independent counsel, experts or advisors that it believes to be desirable and appropriate. The Compensation Committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The Compensation Committee undertakes an independence assessment prior to retaining or otherwise selecting any counsel, compensation consultant, expert or other advisor that will provide advice to the committee. In conducting this independence assessment, the Compensation Committee considers factors that may be required to be considered under applicable NYSE rules from time to time, as well as best practices in this area. On at least an annual basis, the Compensation Committee evaluates whether any work performed by any compensation consultant raised any conflict of interest.

Compensation Decision-Making Process

Each year, the Chief Executive Officer meets with the Compensation Committee to review the Company’s performance for the year and to discuss qualitative and quantitative performance objectives related to compensation of the NEOs. These discussions include the Chief Executive Officer’s assessment of each executive’s impact on overall Company performance, as well as each executive’s achievements during the year. Separately, the Chief Executive Officer meets with the Board and, in addition to the topics discussed with the Compensation Committee, provides his assessment of the highlights and challenges from the year and summarizes company performance. The Chairman of the Compensation Committee then leads an executive Board session during which the non-executive trustees evaluate the Company’s and the Chief Executive Officer’s performance.

From August through the following February, the Chief Executive Officer, using information compiled and supplied by the independent compensation consultant, including peer group compensation information, presents compensation recommendations for the executive officers to the Compensation Committee for review and discussion. The Compensation Committee then assesses the Chief Executive Officer’s and each executive officer’s performance, using the information provided, including the input from the Board and benchmarking and other information provided by the independent compensation consultant, to determine the Chief Executive Officer’s and each other executive officer’s total target direct compensation for the ensuing year and the annual incentive payout amount for the most recently completed fiscal year. The Chief Executive Officer is not present for the Compensation Committee’s discussion of his performance and compensation. In connection with the discussions described above, the Compensation Committee uses the input from the above meetings to select the Company’s peer group and determine each executive officer’s total target compensation package for the ensuing year, including base salary, annual incentive target, long-term incentive award targets and equity awards. The Compensation Committee discusses its decisions regarding the compensation of the executive officers with the Board.

In general, the Compensation Committee does not consider any previous awards when determining the compensation of the NEOs.

Peer Group and Competitive Positioning

The Compensation Committee, with input and recommendations from the Company’s independent compensation consultant, establishes the Company’s peer group on an annual basis. The Compensation Committee uses the peer group for compensation benchmarking and general comparison purposes. The peer group comprises companies selected on various criteria including criteria recommended by the independent compensation consultant, including size, industry, revenue, and market capitalization. FPL evaluates the continued appropriateness of each company in the peer group on an annual basis and recommends to the Compensation Committee additions and/or deletions from the prior year’s peer group as may be warranted. For fiscal 2018, the Company’s peer group remained the same as previously established in 2017, except that Care Capital Properties, Inc. was removed due to its merger with Sabra Health Care REIT, Inc. The 2018 peer group consisted of the following 14 public REITs, including six healthcare REITs, three industrial REITs, four office REITs and one specialty REIT:

•	Brandywine Realty Trust

•	Columbia Property Trust, Inc.

•	Corporate Office Properties Trust

•	Cousins Properties Incorporated

•	EastGroup Properties, Inc.

•	Health Care Realty Trust Incorporated

•	Healthcare Trust of America, Inc.

•	LTC Properties, Inc.

•	Medical Properties Trust, Inc.

•	National Health Investors, Inc.

•	QTS Realty Trust, Inc.

•	Sabra Health Care REIT, Inc.

•	STAG Industrial, Inc.

•	Terreno Realty Corporation

FPL evaluates the peer group based on similarities to the Company, including asset class focus, capitalization, performance and geographic location.

In order to assist the Compensation Committee in its determination of executive compensation, the Company’s independent compensation consultant prepares an independent analysis of key size and performance indicators such as revenue, market capitalization, and total shareholder return compared to the companies in our peer group. This analysis is provided to the Compensation Committee so it has sufficient information on the competitiveness of pay in the context of our performance compared with that of our peers.

FPL also delivers a benchmarking analysis of the compensation paid to our NEOs and to our trustees to the Compensation Committee. This analysis compares base salary, total annual cash compensation, long-term incentive awards and total compensation to compensation components of companies in our peer group, and provides general guidance for future compensation levels. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive compensation.

The Compensation Committee does not target a specific market position relative to our peer group for the compensation elements of executive officers, but seeks to pay competitively and takes into consideration the relative positioning compared to our peer group in making compensation decisions. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the Chief Executive Officer regarding the executive officers, the need to retain executive talent, the Compensation Committee’s overall evaluation of each executive’s performance, and our overall compensation strategy, among other factors.

Total Direct Compensation for NEOs

Primary Elements of Our Executive Compensation Program

Our executive compensation program is designed to retain and motivate our executive officers, each of whom is critical to the Company’s continued success and growth. The primary elements of our executive compensation program are base salary, annual cash incentive compensation, and long-term incentive compensation and equity awards. These elements were selected by the Compensation Committee because each element is considered to be important in meeting one or more of our executive compensation principles, including the three core principles discussed above.

Our fiscal 2018 long-term incentive and equity awards program generally consisted of time-based restricted common shares and performance-based restricted stock units for our NEOs. We feel this compensation package is appropriately tied to our Company’s performance while also rewarding both short-term and long-term performance in a manner that encourages retention of our NEOs. With these objectives in mind, we attempt to set realistic but challenging goals in our annual incentive and performance-based long-term incentive programs.

We evaluate the various components of compensation annually and do not set fixed percentages for each element of compensation. The total composition of compensation elements may change over time as the competitive market evolves or other market conditions which affect us change. We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. Part of our compensation determination process includes assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.

Base Salary

Base salary is the fixed portion of the total compensation package for our executive officers, including our NEOs. The base salary for each NEO is determined by the Compensation Committee pursuant to the process discussed above. The base salary paid to our executive officers is generally intended to compensate executives for their qualifications and the value of their performance in a competitive market.

The Compensation Committee does not target a specific market position relative to the peer group for base salary, but seeks to pay competitively and near the median of the Company’s peer group. In reaching decisions with respect to base salary, the Compensation Committee considers various factors, including peer group data for each NEO’s position, the need to retain the executive and an assessment of the executive officer’s contributions to the Company’s performance.

The Compensation Committee reviews each executive’s salary and performance every year to determine whether his or her base salary should be adjusted. Along with individual performance, we also consider salary adjustments made by other companies, including companies in our peer group, as well as our financial results from the prior year to determine appropriate salary adjustments.

2018 Base Salaries

Based on the Compensation Committee’s review and consideration of the materials provided by FPL and the competitive positioning of our executives’ salaries compared to our peer group, the Compensation Committee approved the salary levels set forth below for our NEOs for fiscal year 2018. The base salaries for all NEOs for 2018 remained the same as in 2017, except for Mr. Theine. Mr. Theine’s base salary for 2018 was increased due to his increased responsibilities and contributions to the Company.

Officer	Fiscal 2018 Salary ($)
John T. Thomas	800,000
Jeffrey N. Theiler	473,000
D. Deeni Taylor	473,000
Mark D. Theine	315,000
Bradley D. Page	331,000

Annual Incentive Awards

The annual incentive awards available to our executive officers are intended to reward executives for the achievement of annual goals related to key business drivers and to communicate to executives the key business goals of the Company from year to year. The Compensation Committee uses the Company’s Incentive Bonus Plan (the “Bonus Plan”) in general to make annual incentive awards for our executive officers based on company and individual performance. The Compensation Committee retains discretion under the Bonus Plan to adjust individual performance goals and to reward executive officers for individual achievement not reflected in the Bonus Plan performance measures.

The Compensation Committee does not target a specific market position relative to the peer group for annual incentive awards, but seeks to pay competitively and in line with the Company’s peer group. The Compensation Committee takes into consideration the relative positioning compared to our peer group in establishing the range of possible payouts under the Bonus Plan.

2018 Annual Incentive Awards

For fiscal year 2018, the Compensation Committee established annual incentive awards under the Bonus Plan based upon the achievement of corporate performance goals and individual performance goals. The corporate performance goals were based on the following measures:

•
Relative Total Shareholder Return: the percentage rate of return during fiscal 2018 compared to the rate of return of other companies in the NAREIT Healthcare Index, assuming reinvestment of all dividends paid during 2018;

•
Net Debt to Gross Asset Value: the average of the Company’s total indebtedness at each quarter end date during fiscal year 2018, less any cash balances at same dates, divided by the value of the Company’s gross assets at each such date;

•	Invested Capital: the total gross value of REIT qualified investments made by the Company for fiscal year 2018;

•
Percentage of Investment Grade Gross Leasable Area: the gross leasable area that is rented to an investment grade-rated tenant or a subsidiary of an investment grade-rated entity divided by the Company’s total occupied GLA. For purposes of this calculation, Northside Hospital in Atlanta is considered an investment grade tenant;

•	Health System Affiliation Gross Leasable Area: the gross leasable area leased to a health system, as defined currently by the Company, divided by total GLA; and

•
Property Management Overall Satisfaction Score: score for multi-tenant facilities owned more than one year as of December 31, 2018 is measured by the Kingsley Customer Satisfaction Survey as reported by Kingsley in May 2018.

The Compensation Committee changed some of the performance metrics and weightings for the 2018 awards from the prior year’s awards because the committee believed that achievement of these 2018 performance metrics could be influenced more directly by the executives’ actions and would enhance shareholder value.

For fiscal year 2018, the Compensation Committee set the following goals and weightings for the above corporate performance measures:

Weighting as % of Annual Incentive Opportunity Under Corporate Performance Goals	Corporate Performance Goals	Threshold	Target	Max	Measurement
25.0%	Relative Total Shareholder Return	25%	50%	75%	Compared to NAREIT Healthcare Index
25.0%	Net Debt to Gross Asset Value	45%	35%	30%	Average of each quarter end date during 2018
15.0%	Invested Capital	$50	$250	$500	Investments in millions
12.5%	Percentage of Investment Grade-Related GLA	50%	52%	55%	Investment grade occupied GLA
12.5%	Percentage of Health System Affiliated GLA	84%	85%	87%	Health System Affiliated GLA
10.0%	Property Management Overall Satisfaction Score	3.75	4.00	4.25	Property Management Overall Satisfaction Score for Multi-Tenant Facilities Owned Greater than One-Year

For fiscal year 2018, the Compensation Committee also established individual performance goals for the Chief Executive Officer and the other executive officers, based on recommendations from the Chief Executive Officer. The Compensation Committee evaluates the individual performance for the Chief Executive Officer and the other executive officers in making its determination of annual incentive payouts under the Bonus Plan.

Highlights of the individual performance goals achieved for each NEO for fiscal year 2018 include:

•
John T. Thomas - grew the Company’s gross real estate investments, strategically sold selective properties to improve the overall quality of the portfolio, increased same store net operating income and total shareholder return and maintained high occupancy rates in the portfolio;

•	Jeffrey N. Theiler - proactively managed the Company’s investment decisions and strategy, and refinanced our line of credit;

•	D. Deeni Taylor - sourced and procured additional investments, and enhanced the Company’s underwriting process;

•	Mark D. Theine - continued growth in property management and asset management organization and strategy, monitored and enhanced tenant satisfaction; and

•
Bradley D. Page - managed all company-related litigation, directed any legal aspects of property acquisitions and strategic dispositions, oversaw legal department operations, insurance, and legal risk management processes, as well as performed general corporate legal matters.

The relative weight of each of the various individual performance goals for a NEO was equal; however, no single individual goal was material to the committee’s decisions. Rather, the Compensation Committee considered the executive’s performance against the overall individual goals and the Chief Executive Officer’s assessment of each executive’s overall performance.

For each NEO, the Compensation Committee also determined the relative weighting of corporate versus individual performance goals. For fiscal year 2018, the weighting for each NEO’s annual incentive award was as follows:

Officer	Corporate Performance Goals	Individual Performance Goals
John T. Thomas	80%	20%
Jeffrey N. Theiler	70%	30%
D. Deeni Taylor	70%	30%
Mark D. Theine	70%	30%
Bradley D. Page	60%	40%

Based on competitive market practices for annual incentives and our compensation strategy, the Compensation Committee set a target award opportunity for each of our executive officers, which generally was well below the peer group 50th percentile. The target represents the amount of incentive compensation the executive officer would recognize when corporate and individual performance meets expected results, or is on “target.” The table below reflects the payout as a percentage of an executive officer’s base salary for fiscal year 2018. Maximum performance is capped at 200% of base salary for Mr. Thomas, and at 150% for all other NEOs. To simplify the presentation, certain intermediate payouts are not shown; however, payouts were determined by linear interpolation when performance occurred between the payouts levels described below. If the executive officer’s performance was below threshold in all applicable corporate and individual performance measures, no annual incentive compensation would be payable.

Officer	At Threshold Achievement	At Target Achievement	At or Above Maximum Achievement
John T. Thomas	50%	100%	200%
Jeffrey N. Theiler	50%	90%	150%
D. Deeni Taylor	50%	90%	150%
Mark D. Theine	50%	90%	150%
Bradley D. Page	50%	75%	150%

2018 Annual Incentive Results

Based on the Company’s performance, the Company’s relative total shareholder return was in the 39th percentile of the companies comprising the NAREIT Healthcare Index, which was between threshold and target performance. The net debt to gross asset value for 2018 was 33.9%, which was between target and maximum performance. The Company’s net invested capital was $289.8 million, which was between target and maximum performance. The percentage of investment grade gross leasable area, percentage of health system affiliation gross leasable area, and property management overall satisfaction score all exceeded the maximum performance goal. These goals finished 2018 at 56.9%, 89.6%, and 4.4, respectively.

Using linear interpolation, achievement against the pre-established performance goals in the aggregate were as follows: Mr. Thomas’ achievement percentage was 137.5%, Messrs. Theiler, Taylor, and Theine had an achievement percentage of 111.4%, and Mr. Page had an achievement percentage of 104.5%. The CEO then presented his assessment of each NEO’s performance against his individual performance goals.

Accordingly, based on the Compensation Committee’s assessment of the executive officers’ achievement of the corporate and individual performance goals, the following payouts were approved by the Committee to the NEOs under the Bonus Plan:

Officer	Fiscal 2018 Incentive Payout ($)
John T. Thomas	1,099,958
Jeffrey N. Theiler	526,907
D. Deeni Taylor	526,907
Mark D. Theine	350,900
Bradley D. Page	345,882

Long-Term Incentive and Equity Awards

The Compensation Committee designed the Company’s long-term incentive program and grant of equity awards to align the interests of our executive officers with the interests of our shareholders and to reward the executive officers for the achievement of long-term goals. Our long-term incentive and equity award program is critical to the attraction and retention of key executive talent and therefore represents a significant portion of the executive officers’ total direct compensation. The Company’s 2013 Equity Incentive Plan, as approved by our shareholders (the “Equity Plan”), serves as the governing document for long-term incentive and equity awards for our executive officers.

The Compensation Committee does not target a specific market position relative to the peer group for long-term and equity incentive awards, but seeks to pay competitively and in line with the Company’s peer group. The Compensation Committee considers the relative positioning of the Company compared to the peer group in establishing the range of possible payouts under the Equity Plan. In making its determination on what type of awards to grant, the Compensation Committee considers the following:

•	Peer group compensation, including the components of compensation and the total direct compensation paid to executives of peer group companies;

•	General trends in long-term incentive and equity grants; and

•
The effect of having the NEOs receive a significant portion of their total direct compensation in equity awards to motivate and provide an incentive for these officers and to align their interests with those of our shareholders.

2018 Long-Term Incentive and Equity Awards Program Design

The fiscal year 2018 long-term incentive and equity program comprised a combination of time-based restricted common shares and performance-based restricted stock units. The allocation between each type of equity award was determined by the Compensation Committee based on input from FPL and the Chief Executive Officer.

Based on competitive market practices for long-term incentive and equity awards and our compensation strategy, the Compensation Committee approved equity awards for each executive officer for the fiscal year 2018. Fiscal year 2018 grants were made on March 2, 2018 and the number of shares awarded was determined based on the closing price of the Company’s common shares on the grant date. Information regarding the equity awards made to the NEOs is set forth in the Grants of Plan-Based Awards in 2018 table of this proxy statement.

Officer	2018 Time-Based Restricted Common Shares ($)	2018 Performance-Based Restricted Stock Units Target Grant ($)	Total Target Grant ($)
John T. Thomas	799,997	1,346,149	2,146,146
Jeffrey N. Theiler	425,694	636,730	1,062,424
D. Deeni Taylor	425,694	636,730	1,062,424
Mark D. Theine	283,495	424,020	707,515
Bradley D. Page	198,599	334,176	532,775

Time-Based Restricted Common Shares

The Compensation Committee chose to award restricted common shares because they provide meaningful retentive value to our key executives, help smooth out market volatility and are cost efficient. The time-based restricted common shares granted in March 2018 vest in full one year after the grant date, so long as the participant remains employed by the Company.

Performance-Based Restricted Stock Units

Performance-based restricted stock units were granted to each NEO. The Compensation Committee chose to grant performance-based restricted stock units in order to motivate executives to achieve long-term strategic goals, create long-term shareholder value and provide an incentive to outperform similarly-situated companies as measured by relative total shareholder return and other metrics.

The performance-based restricted stock units vest after a three-year performance period, if at all, and are payable in common shares based on the number of restricted stock units that actually vest. The extent to which the awards will vest is contingent upon the satisfaction of the following key corporate performance goals: three-year relative shareholder return goals, investment grade rating goals, dividend growth rate goals, administrative expense goals, average three-year tenant occupancy goals, average three-year tenant satisfaction goals, and Kingsley survey improvement from 2016. The Compensation Committee added the three-year tenant occupancy and satisfaction goals to the 2018 performance based restricted stock unit awards because it believes that high levels of tenant occupancy and satisfaction over the long-term will lead to sustained stock price performance. The Compensation Committee believes that the target performance goals for the performance-based restricted stock unit awards are reasonably attainable, yet provide appropriate incentives for our executives to continue to grow our business, enhance our stock price and dividend payouts to shareholders, increase our ratings with ratings agencies, control administrative expenses, and improve tenant occupancy and satisfaction. The Compensation Committee believes that achievement of maximum performance against the goals would require exceptional performance under each of the metrics over the three-year performance period.

Settlement of Previously Granted PSU Awards

In 2019, following the completion of the three-year performance period of 2016-2018, the Company settled the performance-based restricted stock unit awards that were granted in 2016. Performance goals for these awards were established by the Compensation Committee in 2016. The metrics, weighting, threshold, target and maximum goals for each metric, and actual performance are shown in the table below:

Measurement	Weighting	Threshold	Target	Max	Actual
Relative TSR	60%	33rd percentile	50th percentile	75th percentile +	38th %
Absolute TSR	20%	5.0%	7.0%	10.0% +	7.0%
Investment Grade	10%	Investment grade	2 Investment Grade Ratings	Investment grade plus one notch	2 Investment Grade Ratings
Dividend Growth	5%	2.00%	2.25%	2.5% +	0.74%
G&A / Gross Assets	5%	1.00%	0.95%	0.9% +	0.58%

For each goal, performance below threshold would result in no vesting, performance at threshold would result in vesting of 50% of the award, performance at target would result in vesting of 100% of the award, and performance at maximum would result in vesting of 300% of the award. For performance between threshold and target or between target and maximum, linear interpolation was used.

Each of Messrs. Thomas, Theiler, Taylor, Theine, and Page was granted a 2016 performance-based restricted stock unit award and based on the actual results, the award vested at 84.0%.

Other Elements of Compensation

In addition to the primary elements of total direct compensation described above, the NEOs are eligible to participate in employee benefits and group insurance programs generally available to employees, as well as additional programs and benefits described below. Further detail regarding the compensation related to these programs and benefits is provided in the Summary Compensation Table and the All Other Compensation in 2018 table, included in this proxy statement.

Post-Employment Compensation

Severance and change of control benefits are provided to our NEOs pursuant to the terms of their respective employment agreements, as well as under our incentive plans. These benefits are discussed at greater length in the section “Employment Agreements with Named Executive Officers” and “Potential Payments Upon a Change in Control and/or Termination” of this proxy statement.

401(k) Plan

The Company maintains a 401(k) plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for all eligible employees. The 401(k) plan allows all eligible employees to contribute up to 100% of their base salary and bonus, up to limits imposed by the Code. The Company adds a cash match to its 401(k) plan for all participants, including those executive officers who participate in the 401(k) plan. The Company matches 100% of the first 3% of compensation deferred as contributions plus 50% of the next 2% deferred as contributions. The 401(k) plan also allows for discretionary profit sharing contributions. Employer contributions, if any, vest immediately.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan allows all active employees, excluding certain employees who are citizens or residents of a non-U.S. jurisdiction, to purchase our common shares through payroll deductions at a 15% discount to the market price on the last trading day of the six-month purchase period. No plan participant is allowed to purchase more than $25,000 in market value of our common shares under the plan in any calendar year, or own or hold outstanding purchase rights to purchase common shares possessing 5% or more of the total combined voting power of all classes of our capital stock. In fiscal year 2018, all NEOs participated in our Employee Stock Purchase Plan.

Dividends

Our NEOs receive dividends on unvested restricted common share awards, and accumulate dividend equivalents that are paid in cash upon vesting of performance-based restricted stock unit awards. Dividends for 2018 paid on unvested restricted common shares are disclosed in the All Other Compensation in 2018 portion of the Summary Compensation Table, and dividend equivalents are included in the grant date fair value of our performance-based restricted stock units.

Perquisites

Pursuant to the terms of their respective employment agreements, each NEO is entitled to reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors.

Additional Compensation Plan Features and Policies

Clawback Provision (Recovery of Incentive Payments)

Each of our NEOs’ respective employment agreements contains a clawback provision that provides that any compensation paid to the executive is subject to recovery by the Company, and the executive is required to repay such compensation, in the event of a material financial restatement. In addition, the Bonus Plan contains a similar provision that subjects any incentive compensation paid under the Bonus Plan to recovery by the Company in the event of a similar circumstance.

Additionally, the individual award agreements for the performance-based restricted stock units granted under the Equity Plan contain a provision that subjects the awards covered by the agreements to any recoupment or “clawback” policy applied with prospective or retroactive effect.

Stock Ownership Guidelines

The Compensation Committee encourages our executive officers and trustees to own our common shares because we believe such ownership provides strong alignment of interests between executives or trustees and our shareholders. Our stock ownership guidelines recommend that the Chief Executive Officer and other executive officers and trustees achieve the targeted level of ownership within five years of the adoption of the stock ownership guidelines or five years from the date of hire, promotion, appointment or election, as applicable, of such person. Ownership for purposes of these guidelines includes all shares owned by the officer or trustee or an immediate family member sharing the same household, restricted stock, restricted stock units, deferred stock or units and all performance stock units for which the performance conditions to vesting have been met. The determination of an individual’s ownership level is reviewed annually. The chart below shows stock ownership guidelines.

Title	Guideline
Chief Executive Officer	Five times base salary
Other Executive Officers	Three times base salary
Non-Employee Trustees	Three times annual cash retainer

Hedging / Pledging Prohibitions and Insider Trading Policy

The Company maintains an insider trading policy that includes prohibitions against various trading activities in relation to the Company’s securities, including prohibitions on trading using material nonpublic information acquired by our employees during the performance of their duties. Employees, including executives, are strongly discouraged from trading in the Company’s securities on a short-term basis, and are encouraged to hold all securities purchased in the open market for a minimum of six months. Additionally, employees, including executives, are strongly discouraged from purchasing the Company’s securities on margin or pledging the Company’s securities as collateral for margin loans, engaging in hedging transactions of any kind, trading in puts, calls, and straddles on the Company’s securities, conducting short sales of the Company’s securities (including corresponding to positions in the Company’s common shares already held by the employee), and maintaining standing or limit orders on the Company’s securities (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 under the Exchange Act). As a practical matter, the Company’s insider trading policy strongly discourages employees from entering into most hedging and pledging arrangements.

Under the Company’s insider trading policy, NEOs and other employees with access to material non-public information about the Company or another company are prohibited from engaging in transactions in the Company’s securities during blackout periods (other than pursuant to a pre-approved trading plan that complies with Rule 10b5-1 under the Exchange Act).

Tax Deductibility Implications of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation. Changes in tax laws or their interpretation and other outside factors may affect the deductibility of certain compensation payments. For example, the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017, limits the deductibility of compensation paid to our NEOs to $1 million each year for taxable years beginning after December 31, 2017. As a REIT, the Company is not subject to federal income taxes to the extent the Company distributes at least 90% of its REIT taxable income to its shareholders. As a result, the Compensation Committee has awarded compensation, including the 2018 bonuses paid to our NEOs, that is not fully tax deductible when the committee believes that doing so is in the best interests of our shareholders. The Compensation Committee reserves the right to do so in the future. If deductibility of taxable income were to become an issue, the Compensation Committee may consider various alternatives to preserve the deductibility of compensation payments to executive officers and other benefits to the extent reasonably practical and to the extent consistent with the Company’s other compensation objectives. There is no guarantee that compensation payable pursuant to any of the Company’s compensation programs will ultimately be deductible by the Company.

Risk Assessment

The Compensation Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and employees generally. The Compensation Committee believes that the Company’s compensation program and policies do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Several features of the Company’s compensation program and policies are designed to reduce the likelihood of excessive risk-taking by employees, including:

•	The three core principles and compensation program elements discussed above are designed to align compensation goals with the interests of our shareholders;

•	Compensation typically consists of a mix of fixed and performance-based compensation, with the performance-based compensation structured to reward both short- and long-term corporate performance;

•	The payout amounts under the short-term and long-term incentives are capped;

•
Employment agreements with NEOs as well as our Bonus Plan contain clawback provisions which generally subject compensation paid to our executives to recovery by the Company in the event of material restatements of financial results;

•	A significant portion of our NEOs’ total direct compensation is in the form of equity-based incentive awards that vest over multiple years; and

•	The Compensation Committee exercises discretion in making compensation decisions and may reduce compensation payable to our executives.

Influence of Say on Pay Results on Executive Compensation Decisions

We provided shareholders with a “say-on-pay” advisory vote on executive compensation at the 2018 Annual Meeting of Shareholders. More than 93% of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs as disclosed in the proxy statement distributed in connection with that annual meeting. The Compensation Committee evaluated the results of the say-on-pay vote and in light of the substantial support for our executive compensation program, it did not make any significant changes to the executive compensation program and policies for fiscal year 2018 compensation based on the shareholder voting results. The Compensation Committee will continue to consider the outcome of future say-on-pay votes when making future compensation decisions for the NEOs. In addition, we provided shareholders with a “say-on-frequency” advisory vote at the 2016 Annual Meeting of Shareholders to determine whether the say-on-pay advisory vote on executive compensation should occur every one, two, or three years. More than 90% of the votes cast on the say-on-frequency proposal were in favor of a vote every year. Based on the results of the say-on-frequency vote, the Board has determined to hold the say-on-pay vote annually.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Company’s Annual Report on 10-K for the year ended December 31, 2018, and in this proxy statement.

Submitted by the Compensation Committee of the Board of Trustees

Stanton D. Anderson, Chairman
William A. Ebinger
Governor Tommy G. Thompson

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to or earned by each of the named executive officers listed below.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John T. Thomas	2018	834,330	2,146,146	1,099,958	60,835	4,141,269
President and Chief Executive Officer	2017	812,308	2,578,264	985,000	54,194	4,429,766
	2016	716,154	1,743,060	1,164,240	35,093	3,658,547
Jeffrey N. Theiler	2018	504,896	1,062,424	526,907	37,317	2,131,544
Executive Vice President and Chief Financial Officer	2017	473,000	1,143,394	555,000	36,899	2,208,293
	2016	422,000	735,812	684,000	62,397	1,904,209
D. Deeni Taylor	2018	521,569	1,062,424	526,907	53,882	2,164,782
Executive Vice President - Chief Investment Officer	2017	491,192	1,143,394	555,000	54,737	2,244,323
	2016	393,212	720,896	611,424	21,390	1,746,922
Mark D. Theine	2018	336,241	707,515	350,900	28,666	1,423,322
Executive Vice President - Asset and Investment Management	2017	322,154	580,120	342,000	20,991	1,265,265
	2016	268,500	376,508	420,204	101,407	1,166,619
Bradley D. Page	2018	352,306	532,775	345,882	25,085	1,256,048
Senior Vice President and General Counsel	2017	347,295	640,625	377,000	27,799	1,392,719
	2016	334,615	588,280	449,770	32,534	1,405,199

(1)	Represents fiscal year salary and remaining vacation payable.

(2)
Represents the aggregate grant date fair value computed in in accordance with FASB ASC Topic 718 of awards of restricted common shares and awards of performance-based restricted stock units made to the named executive officers. Aggregate grant date fair value reported is based upon the closing price per share on the date of grant, and the amount for performance-based awards reflects the target level. The maximum number of common shares that could be issued under the 2018 performance-based restricted stock unit awards is 3 times the target number of shares, which would result in a value of $4,038,448, $1,910,190, $1,910,190, $1,272,060, and $1,002,527 to Messrs. Thomas, Theiler, Taylor, Theine, and Page, respectively, based on the closing price per share on the date of grant. Further detail with respect to these awards are included in Note 9 (Stock-based Compensation) to the Company’s audited financial statements for the year ended December 31, 2018, included in the Form 10-K.

(3)	Represents non-equity incentive plan compensation paid to the named executive officers under the Bonus Plan.

(4)	See the “All Other Compensation in 2018” table following the Summary Compensation Table for information with respect to these amounts.

All Other Compensation in 2018

The following table sets forth certain information with respect to the “All Other Compensation” column of the Summary Compensation Table for 2018 for the named executive officers.

Name	Dividends ($)(1)	Professional Services ($)(2)	Other ($)(3)	401(k) Matching Contributions ($)(4)	Total ($)
John T. Thomas	46,641	—	3,194	11,000	60,835
Jeffrey N. Theiler	23,997	2,000	320	11,000	37,317
D. Deeni Taylor	31,644	10,000	1,238	11,000	53,882
Mark D. Theine	15,326	1,450	890	11,000	28,666
Bradley D. Page	12,917	—	1,168	11,000	25,085

(1)
Represents the $0.230 per share dividends for the quarterly periods ended March 31, 2018, June 30, 2018 September 30, 2018, and December 31, 2018, each of which is payable on unvested restricted common shares owned by each named executive officer, but excludes dividend equivalent rights credited to unvested performance-based restricted stock units, which were previously factored into the grant date fair value for such performance-based restricted stock units.

(2)	Represents professional expenses from certain professional advisors including tax, investment and accounting services.

(3)
Represents (i) for each named executive officer, the aggregate value of taxable gifts and (ii) for each of Messrs. Thomas, Taylor, Theine, and Page, travel for their respective spouses to accompany the named executive officer on business trips.

(4)	Represents matching contributions by the Company to the 401(k) plan for each of the NEOs.

2018 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2018.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Date Approved	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)	All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
John T. Thomas
	3/2/2018	2/26/2018							54,127	799,997
	3/2/2018	2/26/2018				40,596	81,191	243,573		1,346,149
		2/27/2018	$400,000	$800,000	$1,600,000
Jeffrey N. Theiler
	3/2/2018	2/26/2018							28,802	425,694
	3/2/2018	2/26/2018				19,202	38,403	115,209		636,730
		2/26/2018	$236,500	$425,700	$709,500
D. Deeni Taylor
	3/2/2018	2/26/2018							28,802	425,694
	3/2/2018	2/26/2018				19,202	38,403	115,209		636,730
		2/26/2018	$236,500	$425,700	$709,500
Mark D. Theine
	3/2/2018	2/26/2018							19,181	283,495
	3/2/2018	2/26/2018				12,788	25,575	76,725		424,020
		2/26/2018	$157,500	$283,500	$472,500
Bradley D. Page
	3/2/2018	2/26/2018							13,437	198,599
	3/2/2018	2/26/2018				10,078	20,156	60,468		334,176
		2/26/2018	$165,500	$248,250	$496,500

(1)
On February 26, 2018, the Compensation Committee established threshold, target and maximum cash payouts under the Company’s Bonus Plan to each of the named executive officers for 2018. Actual payout amounts under the Bonus Plan for 2018 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For Mr. Thomas, the Board established the potential cash payouts under the Company’s Bonus Plan for 2018 on February 27, 2018. The business measurements and performance goals for determining the payouts under the Bonus Plan and with respect to the awards are described in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
These columns show the threshold, target and maximum number of common shares that could be issued in connection with performance-based restricted stock units granted in 2018 under the Company’s Equity Plan to each of the named executive officers. The exact number of shares to be issued depends upon, among other things, the Company’s financial performance, as described in the “Compensation Discussion and Analysis” section of this proxy statement. Subject to continued service of the named executive officer, the shares, if any, will be issued following the performance period end date of December 31, 2020.

(3)	Represents restricted common shares granted in 2018 under the Company’s Equity Plan, which vested on March 2, 2019 and are reflected using the grant date per share price of $14.78.

(4)
Amounts set forth in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718. Performance-based restricted stock units are reflected at target value. Further detail with respect to these awards are included in Note 9 (Stock-based Compensation) to the Company’s audited financial statements for the year ended December 31, 2018, included in the Form 10-K.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth all outstanding equity awards held by each of our named executive officers as of December 31, 2018, including any unvested restricted common shares and performance-based restricted stock units with performance and/or service conditions that had not yet been satisfied as of December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John T. Thomas	87,404	1,401,086	273,876	4,390,232
Jeffrey N. Theiler	42,849	686,869	128,644	2,062,163
D. Deeni Taylor	42,565	682,317	128,644	2,062,163
Mark D. Theine	24,668	395,428	67,993	1,089,928
Bradley D. Page	26,369	422,695	81,271	1,302,774

(1)
Represents a number of performance-based restricted stock units granted to each of the NEOs in 2016, which vested on March 2, 2019, and correspond to the number of common shares that were issued at a performance level of 84% based on performance criteria over a three year performance period ending December 31, 2018.

(2)	The value is based on the $16.03 closing price per share of our common shares on December 31, 2018.

(3)
Represents a number of performance-based restricted stock units granted to each of the NEOs in 2017 and 2018, which will vest, if at all, based on achievement of performance criteria over a performance period, subject to the terms of the grant. As of December 31, 2018, actual performance for the 2017 performance-based awards was below threshold level; therefore, the number of common shares for these performance-based awards corresponds to the number of common shares that would be issued at the threshold performance level of 50%. As of December 31, 2018, actual performance for the 2018 performance-based awards was between target and maximum level; therefore, the number of common shares for these performance-based awards corresponds to the number of common shares that would be issued at the maximum performance level of 300%. The actual number of common shares, if any, to be issued and actual payout value of unvested common shares with respect to the performance-based awards will be determined based on achievement of performance criteria over a three year performance period, subject to the terms of the grant of such awards.

2018 Option Exercises and Stock Vested Table

The following table contains information about the vesting of awards of restricted common shares held by the named executive officers in 2018.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
John T. Thomas	40,404	603,636
Jeffrey N. Theiler	17,929	267,859
D. Deeni Taylor	29,011	452,258
Mark D. Theine	15,852	243,263
Bradley D. Page	9,091	135,820

(1)
If a named executive officer used share withholding to satisfy the tax obligations with respect to the vesting of restricted common shares, the number of shares acquired and the value realized were less than the amounts shown.

(2)
Represents restricted common shares that vested (i) for Messrs. Thomas, Theiler, and Theine in March 2018, (ii) for Mr. Taylor in March 2018 and October 2018, and (iii) for Mr. Page in February 2018 and March 2018.

(3)	Value realized upon vesting is based on the closing price per share of the Company’s common stock on the vesting date.

Employment Agreements with Named Executive Officers

On February 28, 2018, the Company entered into employment agreements with each of Mr. Thomas, Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page, which by their terms replaced the Company’s prior employment agreements with each of the executives. Mr. Thomas serves as our President and Chief Executive Officer, Mr. Theiler serves as our Executive Vice President and Chief Financial Officer, Mr. Taylor serves as our Executive Vice President and Chief Investment Officer, Mr. Theine serves as our Executive Vice President of Asset and Investment Management, and Mr. Page serves as our Senior Vice President and General Counsel, in each case until December 31, 2020. The employment term automatically renews for successive one-year terms, provided that the number of such additional terms may not exceed two, and unless earlier terminated in accordance with the respective agreement’s provisions, the agreements automatically terminate on December 31, 2022. The employment agreements for each named executive officer have been publicly filed with the SEC. The Company does not maintain a separate severance or change in control agreement or policy that would apply to the named executive officers.

The employment agreements provide that each of Mr. Thomas, Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page is entitled to an annual base salary of $800,000, $473,000, $473,000, $315,000 and $331,000, respectively, subject to such annual increases as the Compensation Committee may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits and group insurance programs generally available to other employees and our other executives. Each executive is entitled to receive an annual cash bonus opportunity for each calendar year during his employment based upon performance goals that are established by the Board or the Compensation Committee, as the case may be, in its sole discretion. Under Mr. Thomas’ employment agreement, he has the right to be nominated to be a member of the Board and any executive committee (or similar committee) of the Board for the term of his employment agreement. The Compensation Committee uses the Bonus Plan in general to make annual incentive awards for our executive officers based on company and individual performance. Each executive is eligible to receive options, restricted shares or other awards under the 2013 Equity Incentive Plan at the discretion of the Compensation Committee.

Each executive’s employment agreement provides that it may be terminated at any time, without severance, by us for “cause” or by the executive if without “good reason”; however, upon such termination of employment, the executive will be entitled to receive (i) accrued but unpaid amounts through the date of termination, including base salary, vacation pay, and any bonuses earned but unpaid with respect to fiscal years or other periods ending in or with the year of termination (collectively, the “Accrued Obligations”) and (ii) nonforfeitable benefits payable to him under any benefit plans maintained by us (the “Nonforfeitable Benefits”).

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason,” subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to (i) severance pay equal to 24 months of his then current base salary, (ii) accelerated vesting of any unvested equity awards, (iii) continued coverage under any health insurance program maintained by us for a period of 12 months and (iv) a lump sum payment equal to two times the average of the annual bonuses paid to him for the two years ending prior to his termination date, subject to certain restrictions under the respective employment agreement.

If the executive’s employment is terminated by us due to non-renewal of the employment agreement or by automatic termination of the employment agreement on December 31, 2022, subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, and provided he does not enter into a new employment agreement with the company for a period commencing before or immediately after December 31, 2022, he would be entitled to (i) severance pay equal to six months of his then current base salary, (ii) vesting of performance-based awards based on the actual level of achievement of the performance goals under the award, which would be pro-rated based on the executive’s period of service during the performance period, (iii) accelerated vesting of any awards not subject to performance-based vesting conditions and (iv) continued coverage under any health insurance program maintained by us for a period of 6 months.

In the event of a change in control, if and to the extent that outstanding awards granted to the executive are not continued, assumed or replaced in connection with a change in control, and in the case of performance-based awards, performance can no longer be reasonably measured consistent with the original terms of award, such awards would become fully vested at the maximum level of achievement, and, in the case of options, exercisable in full. In addition, if at any time during the 12 consecutive months commencing on the occurrence of a change in control (i) the executive is involuntarily terminated by us (other than for “cause”), or (ii) the executive terminates his employment for “good reason,” or (iii) the Company gives notice of non-renewal of his employment agreement, or (iv) such 12 months period includes December 31, 2022, in lieu of the severance pay amount described above for termination by us without “cause”, termination by the executive for “good reason,” or termination by us due to non-renewal of the employment agreement, then the executive would be entitled to severance pay in a lump sum cash payment equal to three times in the case of Mr. Thomas, and two times in the case of each of Mr. Theiler, Mr. Taylor, Mr. Theine and Mr. Page, the sum of (i) his base salary as in effect at the time of the change in control, and (ii) the average of the annual bonuses paid to him for the prior two fiscal years, if any; provided that each lump sum severance payment will be reduced on a dollar-for-dollar basis by any portion of such payment received or receivable by him from any successor to the Company. Additionally, the executive would be entitled to continued coverage under any health insurance program maintained by us for a period of 18 months.

If the executive’s employment were terminated due to his “disability,” then he would generally be entitled to the Accrued Obligations, Nonforfeitable Benefits, and subject to his continued compliance with the restrictive covenants set forth in his employment agreement and a requirement that he timely return and not revoke an executed release agreement, he would be entitled to severance pay equal to 12 months of his then current base salary.

Each executive’s employment agreement contains non-competition and non-solicitation restrictive covenants which apply during the term of the agreement and for one year following his termination, and a non-disparagement restrictive covenant that applies during and after the term of his employment with the Company.

The terms “cause,” “good reason,” “change in control” and “disability” have the meanings set forth in each executive’s employment agreement.

Potential Payments Upon a Change in Control and/or Termination

The employment agreements with each of our named executive officers provide for certain payments and benefits to the named executive officers in the event of termination either in connection with a change in control or during normal course of business. The material terms of the current post-employment arrangements are set forth in the above section “Employment Agreements with Named Executive Officers.” In addition, awards granted to our named executive officers under the 2013 Equity Incentive Plan provide for acceleration of vesting under certain circumstances.

The Company’s Bonus Plan does not include a change of control provision under which the named executive officer would be paid a bonus for that year upon the occurrence of a change of control. However, in order for an executive officer to be paid a bonus under the Bonus Plan, the executive officer must be employed by us on the last day of the performance period for which the incentive bonus is otherwise payable, which would be December 31 of the applicable year. If the officer were terminated following a change of control but prior to the year end, no bonus would be payable under the Bonus Plan for that year; however, under the terms of the executive officer’s employment agreement, the officer would receive a lump sum cash payment corresponding to the amount designated in the applicable employment agreement.

The following tables estimate the payments required to be made to each named executive officer in connection with (i) a termination of employment upon specified events or (ii) a change in control assuming a $16.03 per share price for the Company’s common shares, which represents the closing market price on December 31, 2018. The amounts shown also assume that the termination or change in control was effective December 31, 2018, and thus (i) reflect the amounts payable under the Company’s prior employment agreements with each of the named executive officers and (ii) include amounts earned (including accrued but unpaid dividend equivalents for unvested performance-based restricted stock units) through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, the amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2019, changes in the cost of health benefit plans, equity grants or equity that vested following December 31, 2018 or the entry into new employment agreements after December 31, 2018. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” have the meanings set forth in each executive’s employment agreement.

Mr. Thomas

Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary	2,434,330	34,330	1,634,330	834,330
Bonus	3,545,003	417,566	2,018,662	417,566
Accelerated Vesting of Unvested Equity Compensation	8,321,702	—	8,321,702	2,119,767
Health Coverage	30,537	—	20,358	—
Other	203,431	—	203,431	—
Total	14,535,003	451,896	12,198,483	3,371,663

(1)	“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.

Mr. Theiler

Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary	977,896	31,896	977,896	504,896
Bonus	1,278,635	196,728	1,143,376	196,728
Accelerated Vesting of Unvested Equity Compensation	3,868,696	—	3,868,696	1,014,600
Health Coverage	30,438	—	20,292	—
Other	90,312	—	90,312	—
Total	6,245,977	228,624	6,100,572	1,716,224

(1)	“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.

Mr. Taylor

Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary	994,569	48,569	994,569	521,569
Bonus	1,278,635	196,728	1,143,376	196,728
Accelerated Vesting of Unvested Equity Compensation	3,600,627	—	3,600,627	746,531
Health Coverage	20,498	—	13,665	—
Other	89,533	—	89,533	—
Total	5,983,862	245,297	5,841,770	1,464,828

(1)	“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.

Mr. Theine

Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary	651,241	21,241	651,241	336,241
Bonus	823,913	131,013	761,445	131,013
Accelerated Vesting of Unvested Equity Compensation	2,111,728	—	2,111,728	462,668
Health Coverage	20,498	—	13,665	—
Other	51,181	—	51,181	—
Total	3,658,561	152,254	3,589,260	929,922

(1)	“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.

Mr. Page

Executive Benefits and Payments Upon Separation or Change in Control	Qualifying Termination Change in Control ($)(1)	Termination for Cause or without Good Reason ($)	Termination without Cause or for Good Reason ($)	Termination due to Disability ($)
Salary	683,306	21,306	683,306	352,306
Bonus	850,911	128,029	790,482	128,029
Accelerated Vesting of Unvested Equity Compensation	1,908,452	—	1,908,452	368,605
Health Coverage	30,537	—	20,358	—
Other	58,629	—	58,629	—
Total	3,531,835	149,335	3,461,227	848,940

(1)	“Qualifying Termination” means termination by the Company (or its successor) without Cause or by the officer for Good Reason within 12 months following a Change in Control.

CEO Pay Ratio Disclosure

Pursuant to the Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose in this proxy statement the following information for the 2018 fiscal year:

•	the median of the annual total compensation of all employees of our company (excluding our CEO);

•	the annual total compensation of our CEO; and

•	the ratio of the annual total compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO).

Based on Item 402(u) and applicable SEC guidance and applying the methodology described below, we have determined that our CEO’s annual total compensation for 2018 was $4,141,269, and our reasonable good faith estimate of the median of the annual total compensation of all of our employees (excluding our CEO) for 2018 was $87,181. Accordingly, we estimate the ratio of our CEO’s annual total compensation for 2018 to the median of the annual total compensation of all of our employees (excluding our CEO) for 2018 was 48 to 1.
We selected December 31, 2018, which is a date within the last three months of fiscal 2018, as the date we would use to identify our median employee. To identify the median employee from our employee population, we used the amount of salary, bonus, other cash compensation, and, to the extent applicable, the value of equity awards made to employees under the Company’s 2013 Equity Plan. We used our payroll records to identify this information. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total compensation, including the value of equity awards granted to employees under the Company’s Equity Plan in 2018, is an appropriate and consistently applied compensation measure because a significant number of our employees participate in the Equity Plan.
Under Item 402(u) and applicable SEC guidance, each company has considerable flexibility to use a compensation measure to identify its median employee, provided the measure is consistently applied to all employees included in the calculation. Additionally, companies are afforded significant discretion as to the assumptions, adjustments and estimates it uses to identify the median employee or to determine annual total compensation of the median employee. Therefore, our 2018 pay ratio is not intended to facilitate a comparison to the pay ratio disclosed by any other company, including any company in our peer group.

Equity Compensation Plan Information

The table below presents information as of December 31, 2018 for the 2013 Equity Incentive Plan and the Employee Stock Purchase Plan. The Company does not have any equity compensation plans that have not been approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	909,643	(1)	—	641,388	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	909,643		—	641,388

(1)
Includes (i) 2017 and 2018 performance-based restricted stock units at target level granted to our officers under the 2013 Equity Incentive Plan, which will vest, if at all, based on achievement of performance criteria over a performance period, subject to the terms of the grant, and (ii) time-based restricted stock units granted to our non-employee trustees under the 2013 Equity Incentive Plan. Performance-based restricted stock units granted in 2016 vested at the actual performance level of 84.0% based on performance as of December 31, 2018. With the exception of the 2016 performance-based restricted stock units, the actual number of performance-based restricted stock units granted has not been determined and will be determined based on the Company’s performance over the 3-year performance periods applicable to each award.

(2)	Represents 469,503 shares under the 2013 Equity Incentive Plan and 171,885 shares under the 2015 Employee Stock Purchase Plan available for future issuance as of December 31, 2018.

2018 NON-EMPLOYEE TRUSTEE COMPENSATION

Trustees who are also employees of the Company receive no additional compensation for serving on the Board of Trustees. For fiscal 2018, each of our non-employee trustees received an annual cash retainer of $60,000. Our lead independent trustee serves as Chairman of the Board and received an additional annual cash retainer of $65,000. The Chair of the audit committee received an additional annual cash retainer of $40,000, and the Chairs of the compensation committee, nominating and corporate governance committee, and finance and investment committee, respectively, received an additional annual cash retainer of $20,000.

The equity-based compensation paid to our non-employee trustees in 2018 consisted of time-based restricted stock units granted pursuant to our 2013 Equity Incentive Plan. Restricted stock units granted to our non-employee trustees generally vest in two equal annual installments, beginning on the first anniversary of the grant date.

The following table sets forth the compensation earned by each non-employee trustee for service during our fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Tommy G. Thompson	125,000	150,000	11,169	286,169
Mark A. Baumgartner	100,000	100,000	7,446	207,446
Stanton D. Anderson	80,000	100,000	7,446	187,446
Albert C. Black, Jr.	80,000	100,000	7,446	187,446
Richard A. Weiss	80,000	100,000	7,446	187,446
William A. Ebinger, M.D.	60,000	100,000	7,446	167,446
Pamela J. Kessler	60,000	100,000	—	160,000

(1)	Represents the cash portion of the annual board fees and chair fees.

(2)
This column represents the aggregate grant date fair value of time-based restricted stock units computed in accordance with FASB ASC Topic 718. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee trustees.

(3)
Each of our non-employee trustees other than Governor Thompson received a grant of 6,766 time-based restricted stock units and Governor Thompson received a grant of 10,149 time-based restricted stock units (collectively, the “Trustee Awards”). The Trustee Awards were granted pursuant to our 2013 Equity Incentive Plan. The Trustee Awards vest in two equal installments on the first and second anniversary of the date of grant.

(4)
Represents the dollar value of the $0.23 per share dividends accrued on restricted common shares for the quarterly periods ended March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018, each of which is payable subject to the terms of the award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

We have adopted a related person transaction policy, which provides that we will not enter into any transaction required to be disclosed under Item 404 of Regulation S-K unless the audit committee reviews and approves or ratifies such transaction in accordance with such policy. The audit committee consists of Mr. Baumgartner, who serves as Chairman, Mr. Anderson, and Ms. Kessler.

Related person transactions generally are identified in:

•	questionnaires annually distributed to our trustees and executive officers; and

•	communications made directly by the related person to the principal financial officer, the principal accounting officer or, if neither are available, an officer of a similar position.

In the course of its review and approval or ratification of a disclosable related party transaction, the audit committee will consider all relevant factors, including whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the audit committee will consider the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

The audit committee may, in its discretion, engage outside counsel to review certain related person transactions. In addition, the committee may request that the full Board consider the approval or ratification of any related person transaction if it deems advisable.

Finally, it is our policy to make disclosures regarding any transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 to the extent required by SEC rules. The related person transaction policy is available in the Investor Relations section of our website (www.docreit.com) under the tab “Governance Documents.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The following is the report of the audit committee with respect to the Company’s audited consolidated and combined financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for that year.

Each member of the audit committee is “independent” based on the NYSE’s listing rules and each member also satisfies the additional requirements of the SEC for members of audit committees. The role of the audit committee is to oversee our financial reporting process on behalf of the Board of Trustees. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. general accepted accounting principles.

The audit committee has reviewed and discussed with management of the Company these audited financial statements, including the quality and acceptability of the financial reporting and controls of the Company.

The audit committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), the matters required to be discussed by Auditing Standard No. 1031, as adopted by the Public Company Accounting Oversight Board, or any successor rule.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee has discussed with EY its independence and has considered the compatibility of non-audit services with EY’s independence.

The audit committee discussed with EY the overall scope and plans for the audit. The audit committee meets periodically with EY, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company, prior to the issuance of the financial statements.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Trustees that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Trustees

Mark A. Baumgartner, Chairman
Stanton D. Anderson
Pamela J. Kessler

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed the firm of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal 2019. EY has served as the Company’s independent registered public accounting firm since 2014. The audit committee believes that the continued retention of EY as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The aggregate fees billed for professional services by EY in fiscal 2018 and 2017 were as follows:

 Audit Fees. The aggregate fees billed for professional services rendered by EY for the audit of the Company’s consolidated and combined financial statements included in the Company’s annual report, review of financial statements included in Form 10-Qs, audit of management’s assessment of internal controls, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were approximately $740,000 and $829,260 for the years ended December 31, 2018 and December 31, 2017, respectively.

Audit Related Fees. The aggregate fees billed for assurance and related services by EY that are reasonably related to the performance of the audit or review of the Company’s consolidated and combined financial statements and are not reported under “Audit Fees” above were approximately $120,000 and $305,000 for the years ended December 31, 2018 and December 31, 2017, respectively. Audit related services included services for matters such as audits of equity offerings, acquisitions and other domestic services.

Tax Fees. The aggregate fees billed for professional services rendered by EY for tax compliance, tax advice and tax planning were approximately $302,875 and $297,040 for the years ended December 31, 2018 and December 31, 2017, respectively. Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

All Other Fees. The aggregate fees billed for other professional services rendered by EY were $0 for both fiscal 2018 and 2017.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has established a pre-approval policy under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the audit committee. The audit committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the audit committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will revise the list of pre-approved services from time to time, based on subsequent determinations. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be specifically pre-approved by the audit committee. The pre-approval policy also provides that the audit committee may delegate pre-approval authority to the Chairman of the audit committee provided that the decision to pre-approve is communicated to the full audit committee at its next meeting.

The services performed by EY in fiscal 2018 and 2017 were pre-approved in accordance with the audit committee’s pre-approval policy.

Required Vote

Ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of all of the votes cast on Proposal 2 at the Annual Meeting in person or by proxy. Votes cast does not include abstentions, and therefore, abstentions will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter. You may vote “FOR”, “AGAINST” or “ABSTAIN.”

Shareholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of EY to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes the interests our investors have in the compensation of our named executive officers. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The compensation committee of the Board periodically reviews the compensation programs for our named executive officers to ensure they align our executive compensation programs with our shareholders’ interests and current market practices. As described in detail in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are pay-for-performance based, and are designed to align our executives’ interests with our shareholders’ interests. We believe that our compensation programs, with their balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over a period of years) reward sustained performance that is aligned with long-term shareholder interests.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Required Vote

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast on Proposal 3 at the Annual Meeting in person or by proxy. Votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. As an advisory vote, the result will not be binding on the Board or the compensation committee. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will review and consider when considering our executive compensation program.

The Board recommends a vote “FOR” the approval of the advisory vote on our executive compensation as discussed in this proxy statement.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO
THE PHYSICIANS REALTY TRUST 2013 EQUITY INCENTIVE PLAN

The Company is requesting that shareholders approve the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan, as amended from time to time (the “Amended and Restated Plan”), to, among other things:

•	Increase the number of common shares authorized for issuance under the plan by 4,550,000;

•	Add a one-year minimum vesting period for most awards;

•	Impose an annual per person limit on equity awards granted to non-employee trustees;

•	Clarify that shares from an award withheld for payment of the exercise price or to satisfy tax obligations cannot be reused under the plan;

•	Limit the compensation committee’s discretionary authority to accelerate vesting of awards;

•	Provide for the vesting of awards if they are not assumed in a change in control transaction;

•	Revise the definition of a change in control to be consistent with the definition that is set forth in the employment agreements with our executive officers;

•	Extend the term of the plan to 2029;

•	Remove references to Section 162(m) of the U.S. Internal Revenue Code, as amended (the “Code”) that have become obsolete as a result of the Tax Cuts and Jobs Act; and

•	Make other immaterial changes to the plan.

The Amended and Restated Plan was approved by our compensation committee subject to shareholder approval. If the Amended and Restated Plan is not approved by our shareholders at the Annual Meeting, no new shares will be added, none of the proposed amendments will be effective, and awards will continue to be granted under the Physicians Realty Trust 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) as previously approved by shareholders.

Background

We completed our IPO on July 24, 2013, and since then, we have grown our portfolio of real estate investments from approximately $124 million at the time of our IPO to approximately $4.4 billion as of December 31, 2018. As of December 31, 2018, we have 252 healthcare properties in our portfolio located in 30 states with approximately 13,624,598 net leasable square feet, which were approximately 96% leased with a weighted average remaining lease term of approximately 7.9 years.

The closing price per share of our common shares as of the Record Date was $18.59 per share. As of the Record Date, there were 182,417,778 common shares issued and outstanding and 5,178,291 OP Units outstanding that are not held by us.

Shareholders approved an amendment to the 2013 Equity Incentive Plan on August 7, 2014 to increase the number of shares authorized for issuance under the plan. The Amended and Restated Plan, subject to shareholder approval, would, among other things, increase the number of common shares authorized for issuance under the plan by 4,550,000 common shares. The proposed 4,550,000 additional common shares represent approximately 2% of the total common shares and OP Units outstanding as of the Record Date. In addition to the changes described above, the Amended and Restated Plan contains a number of provisions that the Company believes are consistent with the interests of shareholders and sound corporate governance practices, including:

•	No automatic grants. The Amended and Restated Plan does not provide for automatic grants to any participant.

•
No tax “gross-ups.” The Amended and Restated Plan does not provide for any tax “gross-ups” or similar payments or reimbursements to defray tax liability associated with the issuance of awards under the plan.

•	No repricing of options or share appreciation rights. The Amended and Restated Plan prohibits the repricing of options and share appreciation rights without the prior approval of the shareholders.

•
No discounted options or share appreciation rights. Options and share appreciation rights may not be granted with an exercise price that is less than 100% of the fair market value of our common shares on the date of grant.

The purposes of the plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee trustees are eligible to participate in the plan. We believe that our long-term success and shareholder value depend on our ability to attract, retain and motivate qualified officers, employees, consultants and non-employee trustees of the Company. As a result, a significant component of our compensation program in fiscal 2018 consisted of awards under the plan. In March 2019, we granted time-based restricted stock units to our non-employee trustees and restricted common shares and performance-based restricted stock units to our executives and other key employees. The total target number of common shares subject to these March 2019 awards is 437,887. We expect to continue to grant equity awards to our non-employee trustees, executives and personnel, including new hires, to incentivize, reward and retain these individuals. We consider equity grants to be a key part of our overall compensation program. The 2013 Equity Incentive Plan is the only equity-based incentive plan used by the Company to provide equity-based awards to executive officers, employees, consultants and non-employee trustees. If the Amended and Restated Plan is not approved, the Company will not have sufficient common shares available for its future grant needs and will lose a critical tool for attracting, retaining and motivating officers, employees, consultants and non-employee trustees.

Request for Additional Common Shares, Overhang and Burn Rate

In order to provide the Company the flexibility to responsibly address its future equity compensation needs and so that it may attract, retain and motivate officers, employees, consultants and non-employee trustees and to align their interests with the interests of shareholders, the Company is requesting that shareholders approve the Amended and Restated Plan, which, among other things, increases the number of common shares authorized for issuance under the plan by 4,550,000 common shares, bringing the total number of common shares available for awards under the plan to 7,000,000 common shares. As of the Record Date, there were 469,503 common shares remaining available for grant under the 2013 Equity Incentive Plan. Taking into account the March 2019 awards, 31,616 common shares remain available for future awards under the plan as of March 5, 2019. In addition, as of the Record Date, all 72 of our employees, including our officers, are eligible to participate in the plan, as are all of our seven non-employee trustees.

We are seeking to increase the number of common shares available for issuance under the plan by 4,550,000 common shares because our executive compensation program relies heavily on the use of performance-based restricted stock units where the number of shares actually earned and issued is unknown at the time of grant and may ultimately vary substantially based on performance over the three-year performance period. In order to appropriately motivate and incentivize our executives and other key employees to enhance long-term shareholder value, the performance awards are structured to provide the opportunity for greater awards for significant outperformance against the pre-established target goals. As a result, the Company needs to be able to reserve sufficient shares for issuance at performance levels above target even though actual performance following the performance period may result in a lower number of shares being issued than the reserved amounts.

As of the Record Date, 428,602 common shares underlying performance-based restricted stock units at target level are reserved for issuance and 469,503 common shares are available for issuance pursuant to future awards under the 2013 Equity Incentive Plan, which amounts to 898,105 common shares in the aggregate. This total of 898,105 common shares represents an overhang of approximately 0.5% based on 182,417,778 outstanding common shares and 5,178,291 OP Units outstanding that are not held by the Company as of the Record Date. If the Amended and Restated Plan is approved, the additional 4,550,000 common shares available for issuance under the plan would increase the overhang to 2.9%. The Company calculates “overhang” as the total of (a) the number of common shares underlying outstanding awards (including for performance awards, at target level) plus the number of common shares available for issuance under future awards, divided by (b) the number of common shares outstanding, the number of OP Units outstanding that are not held by the Company, the number of common shares underlying outstanding awards (including for performance awards, at target level) and the number of common shares available for issuance under future awards. Recent annual grant levels for the preceding three fiscal years have averaged approximately 380,711 common shares for an average annual burn rate of approximately 0.2%. The “burn rate” is the ratio of the number of common shares underlying outstanding awards (including for performance awards, at target level) granted under the plan during a fiscal year to the number of the Company’s weighted average common shares and OP Units outstanding at the corresponding fiscal year-end.

Additional Changes

In addition to increasing the number of common shares authorized for issuance, the Amended and Restated Plan would make certain conforming changes and other changes to reflect best practices in corporate governance. These changes include the following:

•
Minimum Vesting Period. The Amended and Restated Plan provides that awards generally would be subject to a minimum vesting period of one year, except that up to 5% of the total number of authorized shares could be awarded without minimum vesting requirements. In addition, under the Amended and Restated Plan, the compensation committee would not have discretionary authority to accelerate vesting of an award other than in connection with the participant’s death, disability, termination of service without cause or due to a change in control.

•
Limit on Awards to Non-Employee Trustees. The Amended and Restated Plan imposes a limit on the maximum value of awards that may be granted to each non-employee trustee during any one calendar year to $500,000.

•
Reuse of Shares. The Amended and Restated Plan clarifies that common shares from an award that are withheld to pay the exercise price of an award or to satisfy a tax withholding obligation, and common shares subject to a stock appreciation right not delivered upon exercise, will be deemed delivered and therefore will not remain or become available under the plan.

•
Vesting of Awards upon a Change in Control. The Amended and Restated Plan provides that in the event of a change in control, outstanding awards that are not continued, assumed or converted into replacement awards in connection with the change in control will accelerate and vest, be earned or become exercisable in full upon the change in control. With respect to outstanding awards that are subject to performance-based vesting conditions, the reference to “accelerate and vest” refers to vesting at the actual level of achievement of the performance goal or goals under the award, unless otherwise provided in an employment agreement or in an award agreement.

•
Definition of Change in Control. The definition of “Change in Control” under the Amended and Restated Plan has been revised to be consistent with the definition of “Change in Control” that is set forth in the employment agreements with our executive officers. Among other conforming changes, the revised definition under the Amended and Restated Plan provides that a reorganization or a sale that does not constitute a direct or indirect beneficial ownership percentage change of more than 50% of the Company’s outstanding common shares following any such reorganization or sale does not constitute a change in control.

•	Term of the Amended and Restated Plan. The Amended and Restated Plan extends the term of the plan to April 30, 2029.

•	Elimination of Section 162(m) References. The Amended and Restated Plan removes references to Section 162(m) of the Code that have become obsolete as a result of the Tax Cuts and Jobs Act.

•	Other Changes. The Amended and Restated Plan makes other clarifying or immaterial changes to the plan, as more fully set forth in Appendix A.

Summary of the Amended and Restated Plan

The following is a summary of the Amended and Restated Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached as Appendix A and incorporated herein by reference and which is marked to show changes effected by the proposed amendment. Shareholders are encouraged to read the text of the Amended and Restated Plan in its entirety.

General

The purposes of the plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants’ interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee trustees are eligible to participate in the plan. Under the plan, 7,000,000 common shares (which takes into account the proposed 4,550,000 common share increase) are available for issuance subject to adjustment as provided in the plan. The plan is administered by our compensation committee, which will interpret the plan and have broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.

Type and Amount of Awards

The plan allows us to grant the following types of awards:

•	non-qualified options;

•	share appreciation rights, or SARs;

•	restricted shares;

•	common shares;

•	restricted share units;

•	performance awards; and

•	dividend equivalent rights.

In any calendar year, no participant may be granted awards for options, SARs, restricted shares, unrestricted shares, restricted share units, or performance awards (or any other award that is determined by reference to the value of our common shares or appreciation in the value of such shares) that exceed, in the aggregate, 500,000 underlying common shares, and the maximum value with respect to awards that may be granted to each non-employee trustee is $500,000. The following are descriptions of the types of awards allowed under the plan:

Stock Options

Options may be granted by our compensation committee and may be nonqualified options. Options are subject to the terms and conditions, including vesting conditions, set by our compensation committee. The exercise price for all options granted under the plan will be determined by our compensation committee, except that no options can be granted with an exercise price that is less than 100% of the fair market value of our common shares on the date of grant. The term of all options granted under the plan will be determined by our compensation committee, but may not exceed 10 years. Each option will be exercisable at such time and pursuant to such terms and conditions as determined by our compensation committee in the applicable option agreement. Each option gives the participant the right to receive a number of our common shares upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise), our common shares (if approved by our compensation committee), or any combination of cash and such common shares or any other form of valid consideration that is acceptable to the compensation committee. In general, the exercise price of any option may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the shareholders.

Share Appreciation Rights, or SARs

SARs may be granted on a stand-alone basis (i.e., not in conjunction with options granted under the plan) or may be granted in tandem with options granted under the plan. A SAR granted under the plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a common share over a specified price, known as the base price, fixed by our compensation committee, which will not be less than 100% of the fair market value of our common shares on the grant date of the SAR. Payment may be made in any manner as determined by our compensation committee. In general, the base price for any SAR may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the shareholders.

Restricted Shares, Common Shares and Restricted Share Units

Restricted shares are our common shares that are forfeitable until the restrictions lapse. Unrestricted shares are our common shares that are not subject to time-based, performance or other restrictions. Restricted share units are rights granted as an award to receive our common shares, conditioned upon the satisfaction of restrictions imposed by our compensation committee. Our compensation committee will determine the restrictions for each award and the purchase price in the case of restricted shares, if any. Restrictions on the restricted shares and restricted share units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted share units, the occurrence of a specific event. Vesting of restricted shares and restricted share units is conditioned upon the participant’s continued employment among other restrictions that may apply. Participants do not have voting rights in restricted share units. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted shares and/or restricted share units.

Performance Awards

Our compensation committee is authorized to grant performance awards under the plan, on which the right of a participant to exercise or receive a grant or settlement of an award, and the timing of the grant or settlement, may be subject to such performance conditions during a specified period as may be specified by our compensation committee. Performance and incentive awards may be settled in cash, our common shares or other consideration, or any combination thereof. Our compensation committee will determine award terms, including the required performance goals, the corresponding amounts payable upon achievement of such performance goals, termination and forfeiture provisions and the form of settlement (including, maximum or minimum settlement values), so long as such provisions are not inconsistent with the terms of the plan. In certain circumstances, our compensation committee may, in its discretion, modify the performance measures or objectives and/or the performance period. In addition, our compensation committee, in its discretion, may reduce the amount of a settlement of a performance or incentive award, but may not increase the amount payable to a participant. To the extent an award is subject to Code Section 409A, such award shall be in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance thereunder. If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Dividend Equivalent Rights

Our compensation committee is authorized to grant a dividend equivalent right, either as a component of another award or as a separate award. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional common shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, common shares, or a combination thereof, in a single payment or in installments. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent may be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right granted as a component of another award may contain terms and conditions different from such other award.

Other Awards

Our compensation committee may grant other forms of awards payable in cash or our common shares if our compensation committee determines that such other form of award is consistent with the purpose and restrictions of the plan. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Criteria

Awards of restricted shares, restricted share units, performance awards and other awards (whether relating to cash or common shares) under the 2013 Equity Incentive Plan may be made subject to the attainment of specific levels of one or more of the following measures (“Performance Criteria”): cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margins; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common shares; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to shareholders; or such other business criteria as the compensation committee considers appropriate or desirable in light of the business goals of the Company. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report. However, the compensation committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

Change in Control

In the event of a change in control, the acquirer or surviving or resulting corporation has the right to continue, assume or convert into replacement awards any then outstanding awards to the extent practicable. Outstanding awards that are not continued, assumed or converted into replacement awards in connection with the change in control will accelerate and vest, be earned or become exercisable in full upon the change in control. With respect to outstanding awards that are subject to performance-based vesting conditions, the reference to “accelerate and vest” refers to vesting at the actual level of achievement of the performance goal or goals under the award, unless otherwise provided in an employment agreement or in an award agreement. In addition, our compensation committee may, in order to maintain a participant’s rights in the event of any change in control of our company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the compensation committee may cancel any outstanding awards (whether or not vested and whether or not any performance goals or any performance period is met) as of the date of the change in control in exchange for a payment in cash, shares of the corporation resulting from the change in control or no payment at all, depending upon the value of such award. Our compensation committee may include further provisions in any award agreement as it may deem desirable regarding a change in control.

Reuse of Shares

To the extent that all or any portion of an award is forfeited, expired or cancelled, or is settled or paid in cash, the number of common shares covered by the award, or a portion thereof, that was forfeited, expired or cancelled or settled or paid in cash, may again be awarded under the plan. Common shares from an award that are withheld to pay the exercise price of an award or to satisfy a tax withholding obligation, and common shares subject to a stock appreciation right not delivered upon exercise, will be deemed delivered and therefore will not remain or become available under the plan.

Vesting

Awards have a minimum vesting period of one year, provided that over the life of the plan, up to 5% of the total number of common shares authorized for issuance under the plan may be issued without minimum vesting requirements. The compensation committee may accelerate the date on which all or any portion of the awards may be vested in connection with the participant’s death, total and permanent disability, termination of service without cause or due to a change in control.

Amendment and Termination

Unless the plan is earlier terminated by our compensation committee, the plan will automatically terminate on the date which is ten years following the effective date of the Amended and Restated Plan, which is April 30, 2029. Awards granted before the termination of the plan may extend beyond that date in accordance with their terms. Our compensation committee is permitted to amend the plan or the terms and conditions of outstanding awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent. Shareholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NYSE.

Transferability

Unless otherwise determined by our compensation committee, awards granted under the plan are not transferable except by will or the laws of descent and distribution. Our compensation committee will have sole discretion to permit the transfer of an award to certain family members and other entities specified in the plan.

Adjustments

In the event that a dividend or other distribution (whether in the form of cash, common shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of common shares or other securities of the Company, issuance of warrants or other rights to purchase common shares or other securities of the Company, or other similar corporate transactions or event affects the fair value of an award, such that our compensation committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, the compensation committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding options and other awards. Shareholder approval of any such adjustment will be obtained if required to comply with applicable law or the rules of the NYSE.

Plan Benefits

Because the grant of awards pursuant to the plan is within the discretion of our compensation committee, it is not possible to determine the awards that will be made in the future under the plan. However, the following table outlines awards made pursuant to the 2013 Equity Incentive Plan in fiscal 2018 to the persons and groups identified:

Name and Principal Position	Dollar Value ($)(1)	Restricted Shares (#)	Performance-Based Restricted Units (#)(3)
John T. Thomas President and Chief Executive Officer	$2,146,146	54,127	81,191
Jeffrey N. Theiler Executive Vice President - Chief Financial Officer	1,062,424	28,802	38,403
D. Deeni Taylor Executive Vice President - Chief Investment Officer	1,062,424	28,802	38,403
Mark D. Theine Senior Vice President - Asset and Investment Management	707,515	19,181	25,575
Bradley D. Page Senior Vice President - General Counsel	532,775	13,437	20,156
All current executive officers as a group (8 persons)	6,608,509	170,711	246,353
All current non-employee trustees as a group (7 persons)	750,000	50,745	N/A
Non-executive officer employee group	262,530	7,929	7,929

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	For executive officers and employees, represents restricted common shares granted in 2018. For non-employee trustees, represents time-based restricted stock units granted in 2018.

(3)	Represents the target number of common shares that could be issued in connection with performance-based restricted stock units granted in 2018.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the current federal income tax treatment generally arising with respect to grants of awards under the 2013 Equity Incentive Plan for participants subject to taxation in the United States. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Restricted Shares. Restricted shares are not taxable to a participant at the time of grant but instead are included in ordinary income (at their then fair market value) when the restrictions lapse. A participant may elect, however, under Code Section 83(b) to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income, and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, the participant will be entitled to no tax deduction, capital loss or other tax benefit. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).

A participant’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the participant. The participant will recognize capital gain (or loss) on a sale of the restricted shares if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any common shares as long- or short-term commences at the time the participant recognizes ordinary income pursuant to an award. The Company is not entitled to a tax deduction corresponding to any capital gain or loss of the participant.

Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of common shares or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary income equal to the fair market value of the common shares and cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Dividend Equivalent Rights. Dividend equivalent rights may be granted separately or as a component of another award, such as an award of restricted share units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a dividend equivalent right is granted. Upon receipt of common shares or cash (or a combination thereof) in settlement of a dividend equivalent right, the participant will recognize ordinary income equal to the fair market value of the common shares and cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Other Awards. Other forms of awards based upon, payable in, or otherwise related to common shares may be granted. The tax treatment of such awards varies depending on the terms of the awards.

Limits on Company’s Deductions. Code Section 162(m) generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is defined as the company’s chief executive officer, chief financial officer, and the other three highest paid executive officers at any time during the taxable year. The deduction disallowance applies to all future years, including years following termination of employment.

Code Section 409A. The terms of the 2013 Equity Incentive Plan and each award granted under the 2013 Equity Incentive Plan are intended to comply with or to be exempt from Code Section 409A, which imposes specific restrictions on nonqualified deferred compensation arrangements.

Required Vote

Approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on Proposal 4 at the Annual Meeting in person or by proxy. Votes cast does not include broker non-votes, and therefore, broker non-votes will not affect the outcome of the vote, although they will be considered present for the purpose of determining the presence of quorum. Abstentions will have the same effect as votes against the proposal. You may vote “FOR”, “AGAINST” or “ABSTAIN.”

The Board recommends a vote “FOR” the approval of the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

~~Physicians Realty Trust 2013 Equity Incentive Plan, as amended effective August 7, 2014~~

PHYSICIANS REALTY TRUST
2013 EQUITY INCENTIVE PLAN

The Physicians Realty Trust 2013 Equity Incentive Plan, as amended and restated, (the "***Plan***") was adopted by the Board of Trustees of Physicians Realty Trust, a Maryland real estate investment trust (the "***Company***"), as originally adopted effective as of July 18, 2013 and amended and restated effective as of April 30, 2019 (the "***Effective Date***").

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Consultants, and Outside Trustees upon whom, in large measure, the Company's sustained progress, growth and profitability depend, to motivate such persons to achieve the long-term goals of the Company and to more closely align such persons' interests with those of the Company's shareholders by providing such persons with a proprietary interest in the Company's growth and performance through the granting of Nonqualified Options, Share Appreciation Rights, Restricted Shares, Common Shares, Restricted Share Units, Performance Awards, Dividend Equivalent Rights, and Other Awards.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void *ab initio*, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 "***Applicable Law***" means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of Common Shares, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, and any other applicable law, rule or restriction.

2.2 "***Award***" means the grant of any Nonqualified Option, Restricted Shares, Common Shares, SAR, Restricted Share Units, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an "Incentive").

2.3 "***Award Agreement***" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.4 "***Award Period***" means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.5 "***Board***" means the Board of Trustees of the Company.

2.6 "***Change in Control***" means the occurrence of the event set forth in any one of the following paragraphs, except as otherwise provided herein:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of eligible to vote for the election of the Board (the "***Company Voting Securities***"); provided, however, the event described in this paragraph (a) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below;below);

(b) the following individuals cease for any reason to constitute a majority of the number of trustees then serving: individuals who, on the effective date of this Plan, constitute the Board and any new trustee (other than a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3rds) of the trustees then still in office who either were trustees on the effective date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(b) individuals who, on the Effective Date, constitute the Board (the "***Incumbent Trustees***") cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a trustee subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without written objection to such nomination) by a vote of at least two-thirds of the trustees who were, as of the date of such approval, Incumbent Trustees, shall be an Incumbent Trustee; provided, further, that no individual initially appointed, elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to the election or removal of trustees or as a result of any other actual or threatened solicitation of proxies or consents or pursuant to any proxy access right by or on behalf of any person other than the Board shall be deemed to be an Incumbent Trustee;

(c) there is consummatedthe consummation of a merger or, consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which , statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a "***Reorganization***") or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a "***Sale***"), unless immediately following such Reorganization or Sale: (1) more than fifty percent (50%) of the total voting power (in respect of the election of trustees, or similar officials in the case of an entity other than a trust) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the "***Surviving Entity***"), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than fifty percent (50%) of the total voting power (in respect of the election of trustees, or similar officials in the case of an entity other than a trust) of the Surviving Entity (the "***Parent Entity***"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of ~~securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing thirty percent (30~~fifty percent (50%) or more of the ~~combined~~total voting power ~~of the Company's then outstanding securities; or~~(in respect of the election of trustees, or similar officials in the case of an entity other than a trust) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of trustees (or similar officials in the case of an entity other than a trust) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Trustees (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a "***Non-Qualifying Transaction***"); or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company~~ or there is consummated an agreement for~~.

~~the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty~~Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of fifty percent (~~60~~50%) or more of the combined voting power of ~~the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.~~Company Voting Securities solely as a result of the, acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than fifty percent (50%), a Change in Control of the Company shall then be deemed to occur.

For purposes hereof:

"***Affiliate***" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

"***Beneficial Owner***" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"***Person***" shall have the meaning ~~given~~set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan ~~of~~(or related trust) sponsored or maintained by the Company or any of its ~~Affiliates~~Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, ~~or~~ (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company or (v) the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant).

Notwithstanding the foregoing provisions of this Section 2.6, if an Award issued under the Plan is subject to Section 409A of the Code, then an event shall not constitute a Change in Control for purposes of such Award under the Plan unless such event also constitutes a change in the Company's ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.

2.7 "***Code***" means the United States Internal Revenue Code of 1986, as amended.

2.8 "***Committee***" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.9 "***Common Shares***" means the common shares of beneficial interest, par value $0.01 per share, of the Company, or any securities into which or for which the common shares of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.10 "***Company***" means Physicians Realty Trust, a Maryland real estate investment trust, and any successor entity.

2.11 "***Consultant***" means any natural person, who is not an Employee, rendering *bona fide* services to the Company or a Subsidiary, with compensation, pursuant to a written independent Consultant agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

2.12 "***Date of Grant***" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13 "***Dividend Equivalent Right***" means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Common Shares specified in the Award if such shares were held by the Participant to whom the Award is made.

2.14 "***Employee***" means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.15 "***Exchange Act***" means the United States Securities Exchange Act of 1934, as amended.

2.16 "***Executive Officer***" means an officer of the Company or a Subsidiary subject to Section 16 of the Exchange Act ~~or a "covered employee" as defined in Section 162(m)(3) of the Code~~.

2.17 "***Fair Market Value***" means, as of a particular date, (a) if the Common Shares are listed on any established national securities exchange, the closing sales price per Common Share on the consolidated transaction reporting system for the principal securities exchange for the Common Shares on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Common Shares are not so listed, but are quoted on an automated quotation system, the closing sales price per Common Share reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board operated by the Financial Industry Regulation Authority, Inc. or the OTC Markets Group Inc., formerly known as Pink OTC Markets Inc.; or (d) if none of the above is applicable, such amount as may be determined by the Committee, in good faith, to be the fair market value per Common Share. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.

2.18 "***Incentive***" is defined in Section 2.2 hereof.

2.19 "***Nonqualified Option***" means a nonqualified option, granted pursuant to this Plan, which is not an "incentive stock option" within the meaning of Section 422 of the Code.

2.20 "***Option Price***" means the price which must be paid by a Participant upon exercise of a Nonqualified Option to purchase a Common Share.

2.21 "***Other Award***" means an Award issued pursuant to Section 6.8 hereof.

2.22 "***Outside Trustee***" means a trustee of the Company who is not an Employee or a Consultant.

2.23 "***Participant***" means an Employee or Consultant of the Company or a Subsidiary or an Outside Trustee to whom an Award is granted under this Plan.

2.24 "***Performance Award***" means an Award hereunder of cash, Common Shares, units or rights based upon, payable in, or otherwise related to, Common Shares pursuant to Section 6.6 hereof.

2.25 "***Performance Goal***" means any of the goals set forth in Section 6.9 hereof.

2.26 "***Plan***" means this Physicians Realty Trust 2013 Equity Incentive Plan, as amended and restated and as further amended from time to time.

2.27 "***Reporting Participant***" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

2.28 "***Restricted Shares***" means Common Shares issued or transferred to a Participant pursuant to Section 6.3 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.29 "***Restricted Share Units***" means units awarded to Participants pursuant to Section 6.5 hereof, which are convertible into Common Shares at such time as such units are no longer subject to restrictions as established by the Committee.

2.30 "***Retirement***" means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.31 "***SAR***" or "Share Appreciation Right" means the right to receive an amount, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.32 "***SAR Price***" means the exercise price or conversion price of each Common Share covered by a SAR, determined on the Date of Grant of the SAR.

2.33 "***Subsidiary***" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "***Subsidiaries***" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.34 "***Termination of Service***" occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Trustee of the Company or a Subsidiary ceases to serve as a trustee of the Company for any reason; or (iii) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a "Termination of Service" shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Trustee or Consultant or vice versa. Notwithstanding the foregoing provisions of this Section 2.34, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Termination of Service" for purposes of such Award shall be the definition of "separation from service" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.35 "***Total and Permanent Disability***" means a Participant is qualified for long-term disability benefits under the Company's or Subsidiary's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee. Notwithstanding the foregoing provisions of this Section 2.35, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of "Total and Permanent Disability" for purposes of such Award shall be the definition of "disability" provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3
ADMINISTRATION

Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the "***Committee***"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

If necessary to satisfy the requirements of ~~Section 162(m) of the Code and/or~~ Rule 16b-3 promulgated under the Exchange Act, membership on the Committee shall be limited to those members of the Board who are "~~outside trustees" under Section 162(m) of the Code and/or "non- employee~~non-employee trustees" as defined in Rule 16b-3 promulgated under the Exchange Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or ~~if such member is the only member of the Committee,~~ by the Board.

The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of ~~Section 162(m) of the Code and/or~~ Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant ~~or a covered employee (as defined in Section 162(m) of the Code)~~ shall be performed solely by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the Exchange Act, ~~Section 162(m) of the Code,~~ the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

Any Employee (including an Employee who is also a trustee or an officer), Consultant or Outside Trustee of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Trustee. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, Consultants or Outside Trustees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

5.1 **Number Available for Awards.** Subject to adjustment as provided in Articles 11 and 12, the maximum number of Common Shares that may be delivered pursuant to Awards granted under the Plan is ~~2,450,000~~7,000,000 shares. Subject to adjustment pursuant to Articles 11 and 12, during any one calendar year, the maximum number of Common Shares with respect to Awards that may be granted to an Executive Officer ~~during any calendar year~~ is Five Hundred Thousand (500,000) Common Shares and the maximum value with respect to Awards that may be granted to an Outside Trustee is Five Hundred Thousand Dollars ($500,000). Shares to be issued may be made available from authorized but unissued Common Shares, Common Shares held by the Company in its treasury, or Common Shares purchased by the Company on the open market or otherwise.

During the term of this Plan, the Company will at all times reserve and keep available the number of Common Shares that shall be sufficient to satisfy the requirements of this Plan.

5.2 **Reuse of Shares.** ToExcept as otherwise expressly provided in this Section 5.2, to the extent that all or any portion of an Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, or shall be settled or paid in cash, then the number of Common Shares covered by the Award (or optionportion thereof) so forfeited, expired or canceled or settled or paid in cash may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired Common Shares are delivered to the Company in full or partialfrom an Award that are withheld in payment of the exercise price for the exercise of a Nonqualified Option granted under this Plan, the number of Common Shares available for future Awards under this Plan shall be reduced only by the net number of Common Shares issued upon the exercise of the Nonqualified Option. Awards that may be satisfied either by the issuance of Common Shares or by cash or other consideration shall be counted against the maximum number of Common Shares that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of Common Shares. Awards will not reduce the number of Common Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Common Shares, as, for example, a SAR that can be satisfied only by the payment of cash.or taxes, and Common Shares subject to a Stock Appreciation Right not delivered upon exercise shall be deemed to be delivered for purposes of the Plan and therefore will not be deemed to remain or to become available under the Plan.

ARTICLE 6
GRANT OF AWARDS

6.1 In General.

(a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the type of Incentive or Incentives being granted, the total number of Common Shares subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder, and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoptionEffective Date of this Plan by the Board. The Plan shall be submitted to the Company's shareholders for approval;approval as required by Applicable Law; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2 **Option Price.** The Option Price for any Common Share which may be purchased under a Nonqualified Option for any Common Share may be equal to or greater than the Fair Market Value of the share on the Date of Grant. Except as otherwise provided by Article 11 or Article 12, the Option Price for any Nonqualified Option may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the shareholders.

6.3 **Restricted Shares and Common Shares.** If Restricted Shares or Common Shares are granted to or received by a Participant under an Award (including a Nonqualified Option), the Committee shall set forth in the related Award Agreement: (i) the number of Common Shares awarded, the price, if any, to be paid by the Participant for such Common Shares and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, if at all, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Common Shares, which shall be consistent with this Plan~~, to the extent applicable and in the event the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder~~ and, to the extent Restricted Shares granted under the Plan ~~is~~are subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Shares need not be the same with respect to each Participant.

(a) **Legend on Shares.** The Company shall electronically register the Restricted Shares or Common Shares awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares or Common Shares, substantially as provided in Section 15.9 of the Plan. No certificate or certificates in respect of such Restricted Shares or Common Shares shall be issued with respect to such Common Shares, unless, following the expiration of the Restriction Period (as defined in Section 6.3(b)(i)) without forfeiture in respect of such Restricted Shares, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates and the Company, in its sole discretion, elects to issue such certificates (as opposed to electronic book entry form with respect to its Common Shares). The Company shall deliver the certificates it elects to issue to the Participant as soon as administratively practicable following the Company's receipt of such request.

(b) **Restrictions and Conditions.** Restricted Shares shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the "***Restriction Period***"), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Shares whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement or under Section 6.6 below, the Participant shall have, with respect to his or her Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for Common Shares free of restriction under this Plan shall be, if requested by the Participant in accordance with Section 6.4(a) above and if the Company elects to issue certificates (as opposed to electronic book entry form with respect to its

Common Shares), delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Common Shares or after any other restrictions imposed on such Common Shares by the applicable Award Agreement or other agreement have expired. Certificates, if issued, for the Common Shares forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant.

(iii) The Restriction Period of Restricted Shares shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Shares, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested Restricted Shares shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Shares, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited Restricted Shares shall cease and terminate, without any further obligation on the part of the Company.

6.4 **SARs.** The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Nonqualified Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or ~~other guidance issued thereunder, and (iii) to the extent the Committee determines that a SAR shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and~~ other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in Common Shares, or a combination thereof. In the event of the exercise of a SAR payable in Common Shares, the holder of the SAR shall receive that number of whole Common Shares having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Common Share on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of Common Shares as to which the SAR is exercised, with a cash settlement to be made for any fractional Common Shares. The SAR Price for any Common Share subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. Except as otherwise provided by Article 11 or Article 12, the SAR Price for any SAR may not be reduced, directly or indirectly by cancellation and re-grant or otherwise, without the prior approval of the shareholders.

6.5 **Restricted Share Units.** Restricted Share Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Share Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the

Code and the regulations or ~~other guidance issued thereunder, and (iii) to the extent the Committee determines that a Restricted Share Unit award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) and the regulations and~~ other guidance issued thereunder. Restricted Share Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of Common Shares or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.6 Performance Awards.

(a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in Common Shares, the Performance Award may provide for the issuance of the Common Shares at the time of the grant of the Performance Award or at the time of the ~~certification~~determination by the Committee that the Performance Goals for the performance period have been met. The forfeiture of Common Shares issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such Common Shares. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

~~To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder, and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Nonqualified Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.~~

~~With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if~~If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b) Performance Awards may be valued by reference to the Fair Market Value or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company's business and/or remaining in the employ of the Company or a Subsidiary for a specified period of time. Performance Awards may be paid in cash, Common Shares, or other consideration, or any combination thereof. If payable in Common Shares, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

~~(c) Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, if applicable, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $4,000,000, and if such Performance Awards involve the issuance of Common Shares, said aggregate value shall be based on the Fair Market Value of such shares on the time of the grant of the Performance Award. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to any Performance Awards granted hereunder that the Committee intends to comply with the requirements of Section 162(m) of the Code.~~

6.7 **Dividend Equivalent Rights.** The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award, provided, however, that to the extent any Dividend Equivalent Right granted as a component of a Nonqualified Option or SAR is subject to Section 409A of the Code, both the Dividend Equivalent Right and the Nonqualified Option or SAR, as applicable, must be granted with terms that are compliant with Section 409A of the Code. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Common Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Common Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. Notwithstanding anything to the contrary herein, Dividend Equivalent Rights may not be granted as a component of Restricted Shares.

6.8 **Other Awards.** The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, Common Shares, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

6.10 **Tandem Awards.** The Committee may grant two or more Incentives in one Award in the form of a "tandem Award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Nonqualified Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) Common Shares, the right of the Participant to exercise the related Nonqualified Option shall be canceled to the extent of one hundred (100) Common Shares.

ARTICLE 7
AWARD PERIOD; VESTING

7.1 **Award Period.** Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant.

7.2 **Vesting.** ~~The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan~~Notwithstanding any other provision of the Plan (but except as provided in this Section 7.2), Incentives shall have a minimum vesting period of one (1) year, provided that over the life of the Plan up to 5% of the total number of Common Shares authorized under Section 5.1 subject to Incentives may be issued without minimum vesting requirements. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested in the event of the Participant's death, Total and Permanent Disability or Termination of Service without cause or as otherwise provided in Article 12.

ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE

8.1 **In General.** A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2 **Securities Law and Exchange Restrictions.** In no event may an Incentive be exercised or Common Shares be issued pursuant to an Award if a necessary listing or quotation of the Common Shares on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3 **Exercise of Nonqualified Option.**

(a) **In General.** If a Nonqualified Option is exercisable prior to the time it is vested, the Common Shares obtained on the exercise of the Nonqualified Option shall be Restricted Shares which ~~is~~are subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Nonqualified Option may be exercised. No Nonqualified Option may be exercised for a fractional Common Share. The granting of a Nonqualified Option shall impose no obligation upon the Participant to exercise that Nonqualified Option.

(b) **Notice and Payment.** Subject to such administrative regulations as the Committee may from time to time adopt, a Nonqualified Option may be exercised by the delivery of written notice to the Committee setting forth the number of Common Shares with respect to which the Nonqualified Option is to be exercised and the date of exercise thereof (the "***Exercise Date***") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Shares (including Restricted Shares) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by ~~FAX~~facsimile or other electronic means) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Common Shares purchased upon exercise of the Nonqualified Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that Restricted Shares are tendered as consideration for the exercise of a Nonqualified Option, a number of Common Shares issued upon the exercise of the Nonqualified Option equal to the number of Restricted Shares used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Shares so tendered.

(c) **Issuance of Certificate.** Except as otherwise provided in Section 6.3 hereof (with respect to Restricted Shares) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Shares then being purchased to be registered in the Participant's name (or the person exercising the Participant's Option in the event of his or her death), but shall not issue certificates for the Common Shares unless the Participant or such other person requests delivery of the certificates for the Common Shares, in writing in accordance with the procedures established by the Committee, and the Company has elected to issue certificates (as opposed to electronic book entry form with respect to its Common Shares); in which case, the Company shall deliver certificates to the Participant (or the person exercising the Participant's Option in the event of his or her death) as soon as administratively practicable following the Company's receipt of a written request from the Participant or such other person for delivery of the certificates. Any obligation of the Company to deliver Common Shares shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Nonqualified Option or the Common Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Nonqualified Option or the issuance or purchase of Common Shares thereunder, the Nonqualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d) **Failure to Pay.** Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant's Nonqualified Option and right to purchase such Common Shares may be forfeited by the Participant.

8.4 **SARs.** Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by ~~FAX~~facsimile or other electronic means) of written notice to the Committee setting forth the number of Common Shares with respect to which the SAR is to be exercised and the date of exercise thereof (the "***Exercise Date***") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a) cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per Common Share over the SAR Price per share specified in such SAR, multiplied by the total number of Common Shares of the SAR being surrendered;

(b) that number of Common Shares having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c) the Company may settle such obligation in part with Common Shares and in part with cash.

The distribution of any cash or Common Shares pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

ARTICLE 9
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which shareholder approval is required ~~either (i)~~ by any securities exchange or inter-dealer quotation system on which the Common Shares are listed or traded ~~or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m) of the Code, including any successors to such Sections, or~~, or by other Applicable Law~~,~~ shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by ~~law~~Applicable Law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10
TERM

The Plan shall be effective from the date that this Plan is adopted by the Board. Unless sooner terminated by action of the ~~Board~~Committee, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11
CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Shares (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Shares (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Shares (or other securities or property) specified as the annual ~~per- participant~~per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited Common Shares in accordance with Section 6.3, and (vi) the number of or SAR Price of Common Shares then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company's issued and outstanding Common Shares in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of Common Shares (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Nonqualified Option to violate Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1 **No Effect on Company's Authority.** The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2 **Conversion of Incentives Where Company Survives.** Subject to any required action by the shareholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of Common Shares subject to the Incentive would have been entitled.

12.3 **Exchange or Cancellation of Incentives Where Company Does Not Survive.** Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Common Share subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each Common Share held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4 **Cancellation of Incentives.** Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of Common Shares involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Common Shares subject to such outstanding Incentives, including in the Board's discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b) in the case of Incentives that are either (i) settled only in Common Shares, or (ii) at the election of the Participant, settled in Common Shares, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the "***Spread***"), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Shares, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to Common Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

~~(c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.~~

or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4 hereof.

ARTICLE 13
LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each Common Share of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Common Share of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent consultants or trustees of a corporation, partnership, or limited liability company who become or are about to become Employees, Consultants or Outside Trustees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted. To the extent permitted by Applicable Law, any Incentives granted in accordance with this Article 14 shall not reduce the number of Common Shares available for grant under Section 5.1 above.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1 **Investment Intent.** The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the Common Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2 **No Right to Continued Employment.** Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3 **Indemnification of Board and Committee.** No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4 **Effect of the Plan.** Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5 **Compliance With Other Laws and Regulations.** Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Common Shares under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any ~~provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Common Shares are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code);~~Applicable Law; and, as a condition of any sale or issuance of Common Shares under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such ~~law or regulation~~Applicable Law. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver Common Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6 **Tax Requirements.** The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term "***Company***" shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving Common Shares issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant's income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing Common Shares, if such certificate is requested by the Participant in accordance with Section 6.4(a) or Section 8.3(c) above and the Company has elected to issue certificates (as opposed to electronic book entry form with respect to its Common Shares). Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of Common Shares that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the exercise of the Nonqualified Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7 **Assignability.** Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Award to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant ("***Immediate Family Members***"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Award is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 15.7, and (z) subsequent transfers of transferred Awards shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 12, 13 and 15 hereof the term "***Participant***" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which, if such Awards are Nonqualified Options or SARs, such Nonqualified Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Shares issuable or issued under a Nonqualified Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8 **Use of Proceeds.** Proceeds from the sale of Common Shares pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9 **Legend.** Restricted Shares electronically registered in a Participant's name shall note that the shares are Restricted Shares. If a certificate for Restricted Shares is issued to a Participant, the certificate shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof:

On the face of the certificate:

> "Transfer of these Common Shares is restricted in accordance with conditions printed on the reverse of this certificate."

On the reverse:

> "The Common Shares are subject to and transferable only in accordance with that certain Physicians Realty Trust 2013 Equity Incentive Plan, a copy of which is on file at the principal office of the Company in Milwaukee, Wisconsin. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of these Common Shares, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement."

If a certificate for Common shares is issued to a Participant, the following legend shall be inserted on a certificate evidencing Common Shares issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

> "Common Shares represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

A copy of this Plan shall be kept on file in the principal office of the Company~~ in 735 N. Water Street, Suite 1000, Milwaukee, Wisconsin 53202~~.

PHYSICIANS REALTY TRUST

VOTE

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You may vote online or by phone instead of mailing this card.

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Online
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2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors*:

	For	Withhold		For	Withhold		For	Withhold
01 - John T. Thomas	☐	☐	02 - Tommy G. Thompson	☐	☐	03 - Stanton D. Anderson	☐	☐
04 - Mark A. Baumgartner	☐	☐	05 - Albert C. Black, Jr.	☐	☐	06 - William A. Ebinger, M.D.	☐	☐
07 - Pamela J. Kessler	☐	☐	08 - Richard A. Weiss	☐	☐			

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐
4. To approve the Amended and Restated Physicians Realty Trust 2013 Equity Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02ZLPF

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Physician Realty Trust Shareholders

April 30, 2019, 3:00p.m. CDT
The Black Swan
309 N. Water Street, Suite 110, Milwaukee, WI 53202

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/DOC

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PHYSICIANS REALTY TRUST

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Physicians Realty Trust

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2019

The undersigned hereby appoints John T. Thomas, Jeffrey N. Theiler, and John W. Lucey, and any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Physicians Realty Trust to be held on April 30, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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